EXHIBIT 10.17.1

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                           MASTER REPURCHASE AGREEMENT


                           ---------------------------

                          Dated as of January 27, 2006

                           ---------------------------


                          AMERICAN HOME MORTGAGE CORP.,

                    AMERICAN HOME MORTGAGE ACCEPTANCE, INC.,

                    AMERICAN HOME MORTGAGE INVESTMENT CORP.,

                      AMERICAN HOME MORTGAGE HOLDINGS, INC.

                                       and

                     AMERICAN HOME MORTGAGE SERVICING, INC.,
                                 as the Sellers

                      MORGAN STANLEY MORTGAGE CAPITAL INC.,
                                   as a Buyer

                                       and

                              MORGAN STANLEY BANK,
                            as a Buyer and the Agent


================================================================================

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
Section 1.     Definitions and Accounting Matters............................................2
        1.01.  Certain Defined Terms.........................................................2
        1.02.  Accounting Terms and Determinations..........................................20
        1.03.  Other Definitional Provisions................................................21

Section 2.     Transactions, Repurchases and Margin Maintenance.............................21
        2.01.  Transactions.................................................................21
        2.02.  Transaction Request Procedure (Transactions other than Wet-Ink Transactions).21
        2.03.  Transaction Request Procedure (Wet-Ink Transactions).........................23
        2.04.  Limitation on Types of Transactions; Illegality..............................24
        2.05.  Repurchase of Purchased Loans; Payment of Repurchase Price, Price
               Differential. ...............................................................24
        2.06.  Margin Maintenance; Mandatory Prepayments....................................25
        2.07.  Voluntary Prepayments........................................................26
        2.08.  Takeout Commitments..........................................................26
        2.09.  Extension of Termination Date................................................27

Section 3.     Payments; Computations; Etc..................................................27
        3.01.  Payments.....................................................................27
        3.02.  Computations.................................................................28
        3.03.  Requirements of Law..........................................................28
        3.04.  Extension Fee; Facility Fee; Minimum Usage Fee...............................29
        3.05.  Tax Treatment................................................................29
        3.06.  Income Payments..............................................................29

Section 4.     Purchased Items; Security Interest...........................................30
        4.01.  Purchased Items; Security Interest...........................................30
        4.02.  Further Documentation........................................................31
        4.03.  Changes in Locations, Name, etc..............................................31
        4.04.  Agent's Appointment as Attorney-in-Fact......................................32
        4.05.  Performance by Agent of Sellers' Obligations.................................33
        4.06.  Limitation on Duties Regarding Preservation of Purchased Items...............33
        4.07.  Powers Coupled with an Interest..............................................33
        4.08.  Release of Security Interest.................................................33

Section 5.     Conditions Precedent.........................................................34
        5.01.  Effectiveness................................................................34
        5.02.  Initial and Subsequent Transactions..........................................35

Section 6.     Representations and Warranties...............................................37
        6.01.  Legal Name...................................................................37

        6.02.  Existence....................................................................37
        6.03.  Financial Condition..........................................................37
        6.04.  Litigation...................................................................38
        6.05.  No Breach....................................................................38
        6.06.  Action.......................................................................38
        6.07.  Approvals....................................................................38
        6.08.  Margin Regulations...........................................................39
        6.09.  Taxes........................................................................39
        6.10.  Investment Company Act.......................................................39
        6.11.  Purchased Items..............................................................39
        6.12.  Chief Executive Office/Jurisdiction of Organization..........................40
        6.13.  Location of Books and Records................................................40
        6.14.  Hedging......................................................................40
        6.15.  True and Complete Disclosure.................................................40
        6.16.  Tangible Net Worth...........................................................41
        6.17.  ERISA........................................................................41
        6.18.  [Reserved]...................................................................41
        6.19.  Subsidiaries.................................................................41
        6.20.  Solvency.....................................................................41
        6.21.  Regulatory Status............................................................41
        6.22.  Real Estate Investment Trust.................................................42
        6.23.  Compliance with Anti-Money Laundering Laws...................................42

Section 7.     Covenants of the Sellers.....................................................42
        7.01.  Financial Statements.........................................................42
        7.02.  Litigation...................................................................44
        7.03.  Existence, etc...............................................................44
        7.04.  Prohibition of Fundamental Changes...........................................45
        7.05.  Margin Deficiency............................................................45
        7.06.  Notices......................................................................45
        7.07.  Hedging......................................................................46
        7.08.  Reports......................................................................46
        7.09.  Underwriting Guidelines......................................................46
        7.10.  Transactions with Affiliates.................................................47
        7.11.  Limitation on Liens..........................................................47
        7.12.  Limitation on Guarantees.....................................................47
        7.13.  Limitation on Distributions..................................................47
        7.14.  Servicer; Servicer Report....................................................47
        7.15.  Required Filings.............................................................48
        7.16.  No Adverse Selection.........................................................48
        7.17.  Remittance of Prepayments....................................................48
        7.18.  Agency Approvals.............................................................48
        7.19.  [Reserved]...................................................................48
        7.20.  MERS Designated Mortgage Loans...............................................48
        7.21.  Title Insurance Policies.....................................................48
        7.22.  Financial Covenants..........................................................48


Section 8.     Events of Default............................................................49

Section 9.     Remedies Upon Default........................................................51

Section 10.    The Agent....................................................................53
        10.01. Appointment..................................................................53
        10.02. Delegation of Duties.........................................................53
        10.03. Exculpatory Provisions.......................................................53
        10.04. Reliance by Agent............................................................54
        10.05. Notices......................................................................54
        10.06. Indemnification..............................................................54
        10.07. Agent in Its Individual Capacity.............................................55
        10.08. Non-Reliance on Agent and Other Buyers.......................................55
        10.09. Successor Agent..............................................................55

Section 11.    Miscellaneous................................................................56
        11.01. Waiver.......................................................................56
        11.02. Notices......................................................................56
        11.03. Indemnification and Expenses.................................................56
        11.04. Amendments...................................................................57
        11.05. Assignments and Participations...............................................58
        11.06. Successors and Assigns.......................................................59
        11.07. Survival.....................................................................59
        11.08. Captions.....................................................................59
        11.09. Counterparts.................................................................59
        11.10. Repurchase Agreement Constitutes Security Agreement; Governing Law...........59
        11.11. Submission To Jurisdiction; Waivers..........................................59
        11.12. WAIVER OF JURY TRIAL ........................................................60
        11.13. Acknowledgments..............................................................60
        11.14. Hypothecation or Pledge of Purchased Loans...................................60
        11.15. Servicing....................................................................60
        11.16. Periodic Due Diligence Review................................................62
        11.17. Set-Off......................................................................62
        11.18. Joint and Several Liability..................................................63
        11.19. Intent.......................................................................63
        11.20. Treatment of Certain Information.............................................63
        11.21. Substitution.................................................................64
        11.22. Disclosure Relating to Certain Federal Protections...........................64

SCHEDULES

      Schedule 1        Representations and Warranties re: Mortgage Loans
      Schedule 2        [Reserved]
      Schedule 3        Filing Jurisdictions and Offices
      Schedule 4        Subsidiaries/Trade Names
      Schedule 5        Cooperative Mortgage Loan Documents
      Schedule 6        Buyer Commitments
      Schedule 7        Information for Servicer Reports
      Schedule 8        Tax ID and Organizational ID Numbers of Sellers
      Schedule 9        Leverage Calculations


EXHIBITS

      Exhibit A         Form of Custodial Agreement
      Exhibit B         Form of Transaction Request
      Exhibit C         Form of Assignment and Acceptance
      Exhibit D         Form of Seller's Release Letter
      Exhibit E         Form of Warehouse Lender's Release Letter
      Exhibit F         Underwriting Guidelines
      Exhibit G         Form of Servicer Notice
      Exhibit H         [Reserved]
      Exhibit I         Form of Notice of Prepayment
      Exhibit J         Form of Takeout Proceeds Identification Letter

                           MASTER REPURCHASE AGREEMENT

            MASTER REPURCHASE AGREEMENT, dated as of January 27, 2006 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this "Repurchase Agreement"), is made by and among AMERICAN HOME MORTGAGE CORP., a New York corporation ("AHM"), AMERICAN HOME MORTGAGE ACCEPTANCE, INC., a Maryland corporation ("AHM Acceptance"), AMERICAN HOME MORTGAGE INVESTMENT CORP., a Maryland corporation ("AHM Investment"), AMERICAN HOME MORTGAGE HOLDINGS, INC., a Delaware corporation ("Holdings"), and AMERICAN HOME MORTGAGE SERVICING, INC., Maryland corporation ("AHM Servicing", together with AHM, AHM Acceptance, AHM Investment and Holdings, collectively, the "Sellers", each a "Seller"), MORGAN STANLEY MORTGAGE CAPITAL INC. ("MSMCI") and MORGAN STANLEY BANK ("MS Bank", together with MSMCI, collectively, the "Buyers", each, a "Buyer", and as agent for the Buyers, in such capacity, the "Agent").

                                    RECITALS

            WHEREAS, AHM, AHM Acceptance, AHM Investment, Holdings, AHM Servicing, Morgan Stanley Mortgage Capital Inc. ("MSMCI") and MS Bank are parties to that certain Amended and Restated Master Loan and Security Agreement, dated as of November 26, 2003 (as amended, supplemented or otherwise modified prior to the date hereof, the "Existing Loan Agreement").

            WHEREAS, the termination date under the Existing Loan Agreement is January 27, 2006 and, in light of recent changes to the Bankruptcy Code (defined below), the parties hereto have agreed to substitute this Repurchase Agreement for the Existing Loan Agreement and to change the nature of their relationship from "Borrowers" and "Lenders" to "Sellers" and "Buyers", as provided herein.

            WHEREAS, in furtherance of the foregoing, the Sellers have requested that the Agent, on behalf of the Buyers, from time to time enter into transactions ("Transactions"), pursuant to which, on the applicable Purchase Date (defined below), the applicable Seller shall sell, and the Buyers shall purchase, certain Eligible Mortgage Loans (defined below), each Buyer purchasing undivided ownership interests in such Eligible Mortgage Loans, pursuant to such Transactions, against payment by the Buyers of an amount equal to the Purchase Price (defined below) for such Eligible Mortgage Loans with a simultaneous agreement by such Seller to repurchase Purchased Loans (defined below) on the applicable Repurchase Date by payment to the Agent for the account of the Buyers of an amount equal to the related Repurchase Price (defined below).

            WHEREAS, the Buyers and the Agent are prepared, subject to the terms and conditions hereof, to enter into such Transactions.

            WHEREAS, each Seller is engaged in a business that is complimentary to the business of the other Sellers and each Seller will directly benefit from the Transactions entered into hereunder with each other Seller and the Purchase Price paid in connection with each Transaction will inure to the benefit of each Seller.

            NOW, THEREFORE, in consideration of the premises and the mutual obligations set forth herein, each of the Sellers, the Buyers and the Agent hereby agree as set forth in the heading and recitals hereto and as follows:

            Section 1. Definitions and Accounting Matters.

            1.01. Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Repurchase Agreement in the singular to have the same meanings when used in the plural and vice versa):

            "Accepted Servicing Practices" shall mean, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

            "Affiliate" shall mean with respect to any Person, any "affiliate" of such Person, as such term is defined in the Bankruptcy Code.

            "Agency" shall mean Fannie Mae, Freddie Mac, any loan origination program sponsored by the State of California and any other government mortgage loan program acceptable to the Agent or any successors thereto.

            "Agency Approvals" shall have the meaning provided in Section 6.07(b) hereof.

            "Agency Eligible Mortgage Loan" shall mean a mortgage loan that is in strict compliance with the eligibility requirements for swap or purchase by the designated Agency, under the applicable Agency Guide and/or Agency Program.

            "Agency Guide" shall mean, with respect to Fannie Mae securities, the Fannie Mae Selling Guide and the Fannie Mae Servicing Guide, with respect to Freddie Mac securities, the Freddie Mac Sellers' and Servicers' Guide, and with respect to California Program securities, the applicable program manual and the servicer's guide, in each case including all exhibits thereto, as such Agency Guide may be amended, supplemented or otherwise modified from time to time.

            "Agency Program" shall mean a specific mortgage backed securities swap or purchase program under the relevant Agency Guide or as otherwise approved by the Agency with respect to Mortgage Loans originated pursuant to the Agency Guide.

            "Agent" shall have the meaning provided in the introductory paragraph hereof.

            "AHM" shall have the meaning provided in the introductory paragraph hereof.

            "AHM Acceptance" shall have the meaning provided in the introductory paragraph hereof.

            "AHM Investment" shall have the meaning provided in the introductory paragraph hereof.

            "AHM Servicing" shall have the meaning provided in the introductory paragraph hereof.

            "Alternate `A' Mortgage Loan" shall mean a Mortgage Loan made by a Seller which is underwritten in conformity with the applicable Agency Guide or Agency Program applicable to Alternate `A' Mortgage Loans.

            "Anti-Money Laundering Laws" shall have the meaning provided in
Section 6.23 hereof.

            "Applicable Pricing Spread" shall mean for each type of Eligible Mortgage Loan, the "Applicable Pricing Spread" set forth in the chart below opposite the applicable type of Eligible Mortgage Loan:

            --------------------------------------------------------------
              Type of Eligible Mortgage Loan   Applicable Pricing Spread
            --------------------------------------------------------------
              Agency Eligible Mortgage Loan         0.45% per annum
            --------------------------------------------------------------
               Alternate `A' Mortgage Loan          0.50% per annum
            --------------------------------------------------------------
              Conduit Eligible Mortgage Loan        0.50% per annum
            --------------------------------------------------------------
                   Jumbo Mortgage Loans             0.45% per annum
            --------------------------------------------------------------
               Interest-Only Mortgage Loans         0.50% per annum
            --------------------------------------------------------------
              Any Eligible Mortgage Loan not        0.45% per annum
                     described above
            --------------------------------------------------------------

            "Applicable Purchase Rate" shall mean, with respect to each Eligible Mortgage Loan, the applicable purchase rate set forth in the chart below opposite the applicable type of Eligible Mortgage Loan:

            --------------------------------------------------------------
              Type of Eligible Mortgage Loan    Applicable Purchase Rate
            --------------------------------------------------------------
              Agency Eligible Mortgage Loan              98.0%
            --------------------------------------------------------------
               Alternate `A' Mortgage Loan               97.0%
            --------------------------------------------------------------
              Conduit Eligible Mortgage Loan             97.0%
            --------------------------------------------------------------
                   Jumbo Mortgage Loans                  97.0%
            --------------------------------------------------------------
               Interest-Only Mortgage Loans              97.0%
            --------------------------------------------------------------

            --------------------------------------------------------------
              Any Eligible Mortgage Loan not             98.0%
                     described above
            --------------------------------------------------------------

            "Assignment and Acceptance" shall have the meaning set forth in
Section 11.05(a) hereof.

            "Assignment of Mortgage" shall mean, with respect to any mortgage, an assignment of the mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related mortgaged property is located to reflect the assignment and pledge of the mortgage.

            "Average Usage" shall have the meaning set forth in Section 3.04(b) hereof.

            "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

            "Business Day" shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or Executive Order to be closed.

            "Buyer(s)" shall have the meaning provided in the introductory paragraph hereof.

            "Calculation Period" shall mean, with respect to any Transaction,
(a) initially, the period commencing on the Purchase Date to but excluding the first Payment Date; and (b) thereafter, each period commencing on a Payment Date to but excluding the next Payment Date. Notwithstanding the foregoing, no Calculation Period may end after the Termination Date.

            "California Program Mortgage Loan" shall mean an Agency Eligible Mortgage Loan that is in strict compliance with the eligibility requirements for swap or purchase under a program sponsored by the State of California or such other program as the Agent shall approve in its sole discretion as set forth in the applicable Agency Guide and/or Agency Program.

            "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Repurchase Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

            "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

            "Cash Equivalents" shall mean (a) securities with maturities of ninety (90) calendar days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety (90) calendar days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven (7) calendar days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within ninety (90) calendar days after the day of acquisition, (e) securities with maturities of ninety (90) calendar days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of ninety (90) calendar days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition, or (g) shares of money market, mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses
(a) through (f) of this definition.

            "CLTV" shall mean with respect to any Mortgage Loan secured by a second lien, the ratio of the sum of the outstanding principal amount of any second priority mortgage loan plus the outstanding principal amount of the first priority mortgage loan secured by the same Mortgaged Property to the lesser of
(a) the Appraised Value of the Mortgaged Property at origination or (b) if the Mortgaged Property was purchased within twelve (12) months of the origination of the Mortgage Loan, the purchase price of the Mortgaged Property, which CLTV shall be calculated in accordance with the Underwriting Guidelines.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Collections" shall mean, collectively, all collections and proceeds on or in respect of the Mortgage Loans, excluding collections required to be paid to the Servicer or a mortgagor on the Mortgage Loans.

            "Commitment" shall mean, as to any Buyer, the obligation of such Buyer to enter into Transactions with the Sellers pursuant to Section 2.01 hereof in an aggregate principal amount of Purchase Price at any one time outstanding not to exceed the amount set forth opposite such Buyer's name on
Schedule 6 hereto under the caption "Commitment" or in an Assignment and Acceptance, as such amount may be reduced from time to time in accordance with the provisions of this Repurchase Agreement. The aggregate Commitment of all Buyers hereunder shall equal the Maximum Amount.

            "Commitment Percentage" shall mean as to any Buyer at any time, the percentage which such Buyer's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate outstanding amount of Purchase Price paid by such Buyer in respect of Transactions then outstanding hereunder constitutes of the aggregate amount Purchase Price paid by all Buyers in respect of Transactions then outstanding hereunder); provided, that to the extent that the aggregate outstanding amount of Purchase Price paid by MS Bank, as a Buyer hereunder, in respect of Transactions outstanding under this Repurchase Agreement is at any time less than the Commitment of such Buyer at such time, the Commitment Percentage of MS Bank as a Buyer hereunder shall be 100%.

            "Commitment Period" shall mean the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

            "Conduit Eligible Mortgage Loan" shall mean a Mortgage Loan made by a Seller which is underwritten in conformity with the Sellers' underwriting guidelines for a conduit eligible mortgage loan.

            "Cooperative Corporation" shall mean the cooperative apartment corporation that holds legal title to a Cooperative Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

            "Cooperative Mortgage Loan" shall mean a Mortgage Loan that is secured by a first lien on a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

            "Cooperative Mortgage Loan Documents" shall mean the documents listed on Schedule 5 attached hereto.

            "Cooperative Project" shall mean all real property owned by a Cooperative Corporation including the land, separate dwelling units and all common elements.

            "Cooperative Shares" shall mean the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by a stock certificate.

            "Cooperative Unit" shall mean a specific unit in a Cooperative Project.

            "Costs" shall have the meaning provided in Section 11.03(a) hereof.

            "Custodial Agreement" shall mean the Custodial Agreement, dated as of the date hereof, among the Sellers, the Custodian and the Agent, substantially in the form of Exhibit A hereto, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

            "Custodian" shall mean Deutsche Bank National Trust Company, as custodian under the Custodial Agreement, and its successors and permitted assigns thereunder.

            "Customer" means any natural person who has applied in writing to a Seller for a financial product or service, has obtained any financial product or service from a Seller or has a Mortgage Loan that is serviced or subserviced by a Seller.

            "Customer Information" means any information or records in any form (written, electronic or otherwise) containing a Customer's personal information or identity, including a Customer's name, address, telephone number, loan number, loan payment history, delinquency status, insurance carrier or payment information, tax amount or payment information and the fact that the Customer has a relationship with the relevant Seller.

            "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

            "Determination Period" shall have the meaning set forth in Section 3.04(b) hereof.

            "Dollars" and "$" shall mean lawful money of the United States of America.

            "Due Diligence Review" shall mean the performance by the Agent of any or all of the reviews permitted under Section 11.16 hereof with respect to any or all of the Mortgage Loans, as desired by the Agent from time to time.

            "Effective Date" shall mean the date upon which the conditions precedent set forth in Section 5.01 shall have been satisfied.

            "Eight-Day Aged Wet-Ink Mortgage Loan" shall mean a Wet-Ink Mortgage Loan with respect to which the complete Mortgage File has not been received by the Custodian by the eighth (8th) Business Day following the origination date of such Wet-Ink Mortgage Loan.

            "Electronic Agent" shall have the meaning assigned to such term in
Section 2 of the Electronic Tracking Agreement.

            "Electronic Tracking Agreement" shall mean the Electronic Tracking Agreement, dated as of the date hereof, among the Sellers, the Agent, the Electronic Agent and MERS, as the same shall be amended, supplemented or otherwise modified from time to time.

            "Eligible Cooperative Mortgage Loan" shall mean a Cooperative Mortgage Loan as to which the representations and warranties in Section 6.10 and
Part I of Schedule 1 hereof are correct.

            "Eligible Mortgage Loan" shall mean a Mortgage Loan secured by a first or second mortgage lien on a one-to-four family residential property (a) as to which the representations and warranties in Section 6.11 and Part I of
Schedule 1 hereof are correct and (b) which is either an Agency Eligible Mortgage Loan, an Alternate `A' Mortgage Loan, a California Program Mortgage Loan, an Eligible Cooperative Mortgage Loan, an Interest Only Mortgage Loan, a Jumbo Mortgage Loan, a MERS Designated Mortgage Loan, a Second Lien Loan, HELOC Loan or a Conduit Eligible Mortgage Loan; provided, that in no event shall any Eligible Mortgage Loan be a security for purposes of any securities or blue sky laws; provided, further, that the following Mortgage Loans shall not be Eligible Mortgage Loans: (i) any Mortgage Loan for which the related obligor is subject to a voluntary or involuntary bankruptcy proceeding or for which the related Mortgaged Property has been acquired through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in connection with the default of such

Mortgage Loan, (ii) any Mortgage Loan listed on an Exception Report, (iii) any Mortgage Loan that remains subject to a Transaction outstanding hereunder later than the date that is 180 calendar days (or solely with respect to Interest-Only Mortgage Loans, later than 120 calendar days) after the initial Purchase Date therefor, (iv) any Option ARM Mortgage Loan and (v) any Mortgage Loan that contains any terms or provisions which would result in Negative Amortization.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which a Seller is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which a Seller is a member.

            "Eurocurrency Liabilities" shall have the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Eurodollar Base Rate" shall mean, with respect to each day any Transaction is outstanding, the rate per annum equal to the rate appearing at page 5 of the Telerate Screen as one-month LIBOR on such date (and if such date is not a Business Day, the rate quoted as one-month LIBOR on the Business Day immediately preceding such date), and if such rate shall not be so quoted, the rate per annum at which the Agent is offered Dollar deposits at or about 10:00 a.m., New York City time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of the Transactions are then being conducted for delivery on such day for a period of thirty (30) days and in an amount comparable to the aggregate Purchase Price of all Transactions outstanding on such day.

            "Eurodollar Rate" shall mean with respect to each day during each Calculation Period pertaining to a Eurodollar Transaction, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                              --------------------
                    1.00 - Eurodollar Rate Reserve Percentage

            "Eurodollar Rate Reserve Percentage" shall mean, for any Calculation Period pertaining to a Eurodollar Transaction, the reserve percentage applicable two (2) Business Days before the first day of such Calculation Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Transactions is determined) having a term comparable to such Calculation Period.

            "Eurodollar Transaction" shall mean a Transaction with respect to which the related Pricing Rate is determined by reference to the Eurodollar Rate.

            "Event of Default" shall have the meaning provided in Section 8 hereof.

            "Exception" shall have the meaning assigned thereto in the Custodial Agreement.

            "Exception Report" shall mean the portion of the Mortgage Loan Schedule and Exception Report detailing Exceptions in respect of each Mortgage Loan.

            "Existing Loan Agreement" shall have the meaning provided in the Recitals above.

            "Excess Proceeds" shall have the meaning provided in Section 2.08 hereof.

            "Executive Order" shall have the meaning provided in Section 6.23 hereof.

            "Facility Exposure" shall mean, as to any Buyer at any time, the aggregate outstanding amount of Purchase Price paid by such Buyer in respect of the Transactions entered into by such Buyer hereunder.

            "Facility Fee" shall have the meaning set forth in Section 3.04(b) hereof.

            "Fannie Mae" shall mean the Federal National Mortgage Association, or any successor thereto.

            "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

            "Freddie Mac" shall mean the Federal Home Loan Mortgage Corporation, or any successor thereto.

            "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

            "Governmental Authority" shall mean any nation or government, any state or other political subdivision, agency or instrumentality thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over any Seller, any of its Subsidiaries or any of its properties.

            "Guarantee" shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such

Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term "Guarantee" shall not include
(i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property, to the extent required by the Agent. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

            "HELOC Loan" shall mean a home equity revolving line of credit secured by a first or second lien; provided, that no second lien home equity revolving line of credit shall have a CLTV greater than 100%.

            "Holdings" shall have the meaning provided in the introductory paragraph hereof.

            "Income" shall mean, with respect to any Purchased Loan at any time, any principal and/or interest thereon and all dividends, sale proceeds (including, without limitation, any proceeds from the securitization of such Purchased Loan or other disposition thereof) and other collections and distributions thereon (including, without limitation, any proceeds received in respect of mortgage insurance) in respect of periods on or after the initial Purchase Date with respect to such Purchased Loan.

            "Increased Cost Certificate" shall have the meaning set forth in
Section 3.03 hereof.

            "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) calendar days after the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person;
(d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and
(i) indebtedness of general partnerships of which such Person is a general partner.

            "Indemnified Party" shall have the meaning specified in Section 11.03(a) hereof.

            "Interest-Only Mortgage Loan" shall mean a mortgage loan that is in strict compliance with the requirements in the Underwriting Guidelines for "One-Month and Six-Month Interest Only ARM Products" (as defined in the Underwriting Guidelines).

            "Interest Rate Protection Agreement" shall mean, with respect to any or all of the Mortgage Loans, any short sale of US Treasury Securities, futures contract, mortgage related security, Eurodollar futures contract, options related contract, interest rate swap, cap or collar agreement or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by a Seller and an Affiliate of any Buyer, and acceptable to the Agent.

            "Jumbo Mortgage Loan" shall mean a Mortgage Loan made by a Seller which is underwritten in conformity with the applicable Agency Guide or Agency Program subject to an exception that the original principal amount of such Mortgage Loan is too large; provided, that the original principal amount shall not exceed $2,000,000 and such mortgage loan shall have a FICO score of at least 675.

            "Lien" shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

            "Loan-to-Value Ratio" or "LTV" means with respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original outstanding principal amount of the Mortgage Loan and the denominator of which is the lesser of (a) the Appraised Value of the Mortgaged Property at origination or (b) if the Mortgaged Property was purchased within 12 months of the origination of the Mortgage Loan, the purchase price of the Mortgaged Property. For purposes of calculating the Loan-to-Value Ratio or LTV of a Mortgage Loan secured by a second Mortgage, the principal balance of the related Mortgage that is the first lien on the Mortgaged Property (at the time of origination of the second Mortgage) as well as the second Mortgage shall be included in the numerator.

            "Margin Base" shall mean, at any time, the aggregate Recognized Value of all Purchased Loans subject to Transactions then outstanding hereunder.

            "Margin Deficiency" shall have the meaning provided in Section 2.06 hereof.

            "Market Value" shall mean, as of any date in respect of any Purchased Loan (including any proposed Purchased Loan), the price at which such Purchased Loan could readily be sold as determined by the Agent in its sole good faith discretion, which price may be determined to be zero. The Agent's determination of Market Value shall be conclusive upon the parties absent manifest error on the part of the Agent.

            "Material Adverse Effect" shall mean, for any Seller, a material adverse effect on (a) the Property, business, operations, financial condition or prospects of such Seller (regardless of whether any Transactions relating to such Seller are then outstanding), (b) the ability of such Seller (regardless of whether any Transactions relating to such Seller are then outstanding) to perform its obligations under any of the Repurchase Documents to which it is a party, (c) the validity or enforceability of any of the Repurchase Documents,
(d) the rights and remedies of the Buyers under any of the Repurchase Documents,
(e) the timely payment of the Repurchase Price or the Price Differential on the Transactions or other amounts payable in connection herewith or (f) the Purchased Items taken as a whole.

            "Maximum Amount" shall mean, at any time, an amount equal to the aggregate Commitment of all Buyers hereunder, which amount, as of the date hereof, shall be $750,000,000.

            "MERS" shall mean Mortgage Electronic Registration Systems, Inc.

            "MERS Designated Mortgage Loan" shall have the meaning assigned to such term in Section 3 of the Electronic Tracking Agreement.

            "MERS Procedures Manual" shall have the meaning assigned to such term in the Electronic Tracking Agreement, as it may be amended from time to time.

            "MERS Report" shall mean the schedule of MERS Designated Mortgage Loans prepared by the Electronic Agent pursuant to the Electronic Tracking Agreement.

            "MERS(R) System" shall mean the Electronic Agent's mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

            "Minimum Amount" shall mean $400,000,000.

            "Minimum Usage Fee" shall have the meaning set forth in Section 3.04(b) hereof.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "Mortgage" shall mean (i) except in the case of any Cooperative Mortgage Loan or any HELOC Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on the fee in real property securing the Mortgage Note, (ii) in the case of each Cooperative Mortgage Loan, a Security Agreement that creates a first priority security interest in the Cooperative Shares and Proprietary Lease securing the Mortgage Note and (iii) in the case of each HELOC Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien or second lien on the fee in real property securing the Mortgage Note.

            "Mortgage File" shall have the meaning assigned to such term in the Custodial Agreement.

            "Mortgage Loan" shall mean a mortgage loan which the Custodian has been instructed to hold for the Agent for the benefit of the Buyers pursuant to the Custodial Agreement, and which Mortgage Loan includes, without limitation,
(i) a Mortgage Note and related Mortgage and (ii) all right, title and interest of the Borrower in and to the Mortgaged Property covered by such Mortgage.

            "Mortgage Loan Data File" shall mean a computer-readable file containing information with respect to each Mortgage Loan, to be delivered by the applicable Seller to the Agent, which electronic file fields are identified on Annex I to the Custodial Agreement.

            "Mortgage Loan Documents" shall mean, with respect to any Mortgage Loan, the documents comprising the Mortgage File for such Mortgage Loan.

            "Mortgage Loan Schedule" shall have the meaning assigned to such term in the Custodial Agreement.

            "Mortgage Loan Schedule and Exception Report" shall have the meaning assigned to such term in the Custodial Agreement.

            "Mortgage Note" shall mean the original executed promissory note or other evidence of the indebtedness of a mortgagor/borrower with respect to any Mortgage Loan.

            "Mortgaged Property" shall mean the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note or, in the case of any Cooperative Mortgage Loan, the Cooperative Shares and the Proprietary Lease.

            "Mortgagor" shall mean the obligor on a Mortgage Note.

            "MS & Co." shall mean Morgan Stanley & Co. Incorporated, a registered broker-dealer.

            "MS Indebtedness" shall mean any indebtedness of the Sellers hereunder and under any other arrangement between any Seller on the one hand and any Buyer or an Affiliate of a Buyer on the other hand.

            "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by any Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

            "Negative Amortization" shall mean, with respect to any mortgage loan a gradual increase in the mortgage debt that occurs when the monthly payment is not sufficient for full application to both principal and interest and the interest shortage is added to the unpaid principal balance to create "negative" amortization.

            "Net Income" shall mean, for any period, the net income of AHM Investment and its consolidated Subsidiaries for such period as determined in accordance with GAAP.

            "1934 Act" shall mean the Securities and Exchange Act of 1934, as amended.

            "OFAC Regulations" shall have the meaning provided in Section 6.23 hereof.

            "Option ARM Mortgage Loan" shall mean any adjustable rate mortgage loan with flexible payment options.

            "Payment Date" shall have the meaning provided in Section 2.05(b) hereof.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

            "Plan" shall mean an employee benefit or other plan established or maintained by any Seller or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

            "Post-Default Rate" shall mean, with respect to any amount of Repurchase Price or any other amount payable by any Seller under this Repurchase Agreement or any other Repurchase Document that is not paid in full when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to two percent (2%) per annum plus the Prime Rate and in no event shall such rate exceed the maximum rate permitted by law.

            "Predatory Lending Practices" shall mean any and all underwriting and lending policies, procedures and practices defined or enumerated in any local or municipal ordinance or regulation or any state or federal regulation or statute prohibiting, limiting or otherwise relating to the protection of consumers from such policies, procedures and practices. Such policies, practices and procedures may include, without limitation, charging excessive loan, broker, and closing fees, charging excessive rates of loan interest, making loans without regard to a consumer's ability to re-pay the loan, refinancing loans with no material benefit to the consumer, charging fees for services not actually performed, discriminating against consumers on the basis of race, gender, or age, failing to make proper disclosures to the consumer of the consumer's rights under federal and state law, and any other predatory lending policy, practice or procedure as defined by ordinance, regulation or statute.

            "Prescribed Laws" shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. ss.1701 et. seq. and (d) all other Requirements of Law relating to money laundering or terrorism.

            "Price Differential" means, with respect to any Transaction outstanding hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for the Purchased Loans subject to such Transaction during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the applicable Repurchase Date (reduced by any amount of such Price Differential previously paid by any Seller to the Agent, for the account of the Buyers, with respect to such Transaction).

            "Pricing Rate" shall mean a rate per annum equal to the sum of (a) the Eurodollar Rate plus (b) the Applicable Pricing Spread; provided, that Pricing Rate shall be the applicable Post-Default Rate for any Transaction and on any other amount payable by the applicable Seller hereunder that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory repurchase or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full, provided further, that in no event shall such rate exceed the maximum rate permitted by law.

            "Prime Rate" shall mean the prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

            "Privacy Requirements" means (a) Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. 6801 et seq., (b) federal regulations implementing such act codified at 12 CFR Parts 40, 216, 332 and 573, (c) the Interagency Guidelines Establishing Standards For Safeguarding Customer Information and codified at 12 CFR Parts 30, 208, 211, 225, 263, 308, 364, 568 and 570 and (d) any other applicable federal, state and local laws, rules, regulations and orders relating to the privacy and security of Customer Information, as such statutes, regulations, guidelines, laws, rules and orders may be amended from time to time.

            "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

            "Proprietary Lease" shall mean a lease on (or occupancy agreement with respect to) a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares or the Seller in such Cooperative Unit.

            "Purchase Advice" shall have the meaning provided in Section 2.08 hereof.

            "Purchase Advice Deficiency" shall have the meaning provided in
Section 2.08 hereof.

            "Purchase Date" shall mean the date on which a Transaction is entered into hereunder.

            "Purchase Price" shall mean, with respect to each Purchased Loan,
(i) on each Purchase Date therefor, an amount equal to the Recognized Value of such Purchased Loan on such Purchase Date and (ii) thereafter, such amount decreased by the amount of any payments made by any Seller hereunder that are applied in reduction of such amount.

            "Purchased Items" shall have the meaning provided in Section 4.01(c) hereof.

            "Purchased Loans" shall mean the Eligible Mortgage Loans sold by the Sellers to the Buyers in Transactions hereunder (together with any additional Eligible Mortgage Loans transferred pursuant to Section 2.06 hereof).

            "Recognition Agreement" shall mean, with respect to a Cooperative Mortgage Loan, an agreement executed by a Cooperative Corporation which, among other things, acknowledges the lien of the Mortgage on the Mortgaged Property in question.

            "Recognized Assets" shall mean, at any time, the total amount of recognized assets of the Sellers, determined in accordance with the calculations set forth in respect thereof on Schedule 9 hereto.

            "Recognized Value" shall mean, with respect to each Mortgage Loan, the lesser of (x) the Applicable Purchase Rate times the Market Value of such Mortgage Loan, and (y) 100% of the outstanding principal balance of such Mortgage Loan; provided, that the following additional limitations shall apply:

            (a) The aggregate Recognized Value of all Alternate `A' Mortgage Loans included in the Margin Base at any time shall not exceed 40% of the Maximum Amount at such time;

            (b) The aggregate Recognized Value of all California Program Mortgage Loans included in the Margin Base at any time shall not exceed 5.71% of the Maximum Amount at such time;

            (c) The aggregate Recognized Value of all Interest-Only Mortgage Loans with an LTV greater than 80%, but less than 95%, included in the Margin Base at any time shall not exceed 15% of the Maximum Amount at such time;

            (d) The aggregate Recognized Value of all Jumbo Mortgage Loans included in the Margin Base at any time shall not exceed 35% of the Maximum Amount at such time;

            (e) The aggregate Recognized Value of all Second Lien Loans and HELOC Loans included in the Margin Base at any time shall not exceed $100,000,000;

            (f) the aggregate Recognized Value of all Wet-Ink Mortgage Loans included in the Margin Base at any time shall not exceed $150,000,000; and

            (g) The Recognized Value shall be deemed to be zero with respect to each Mortgage Loan:

            (i) in respect of which there is a breach of any representation and warranty set forth on Schedule 1 hereto (assuming each representation and warranty is made as of the date Recognized Value is determined),

            (ii) in respect of which there is a delinquency in the payment of principal and/or interest which continues for a period in excess of thirty
      (30) calendar days (without regard to applicable grace periods),

            (iii) (other than Interest Only Mortgage Loans) which remains subject to a Transaction outstanding hereunder later than the date that is 180 calendar days after the initial Purchase Date therefor,

            (iv) that is Interest Only Mortgage Loan which remains subject to a Transaction outstanding hereunder later than the date that is 120 calendar days after the initial Purchase Date therefor,

            (v) which has been released from the possession of the Custodian under the Custodial Agreement to the Seller or its designee for a period in excess of thirty (30) days or to approved third party purchasers for a period in excess of forty-five (45) days,

            (vi) in respect of any Agency Eligible Mortgage Loan which is not subject to a Takeout Commitment and remains subject to a Transaction outstanding hereunder later than the date that is 120 calendar days after the initial Purchase Date therefor,

            (vii) in respect of which the Title Insurance Policy has not been delivered to AHM Investment pursuant to Section 7.21 hereof,

            (viii) which is an Eight-Day Aged Wet-Ink Mortgage Loan, or

            (ix) which exceeds the limitation on Recognized Value set forth in
      (a) through (f) above.

            "Reg AB" shall have the meaning provided in Section 7.14 hereof.

            "Regulations T, U and X" shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

            "REIT Distribution Requirement" shall mean distributions reasonably necessary for each REIT Seller to maintain its REIT Status and not be subject to corporate level tax based on income or to excise tax under Section 4981 of the Code.

            "REIT Seller" shall mean any Seller which has REIT Status as of the Effective Date.

            "REIT Status" shall mean with respect to any Person, such Person's status as a real estate investment trust, as defined in Section 856(a) of the Code, that satisfies the conditions and limitations set forth in Section 856(b) and 856(c) of the Code.

            "Remittance Amount" shall have the meaning provided in Section 2.08 hereof.

            "Repurchase Agreement" shall have the meaning provided in the heading hereof.

            "Repurchase Date" shall mean, with respect to any Transaction and each Purchased Loan, the earlier of (a) the Termination Date and (b) the date on which such Purchased Loan shall be repurchased by a Seller hereunder, which shall not be later than the date that is one hundred eighty (180) calendar days after the initial Purchase Date therefor.

            "Repurchase Documents" shall mean, collectively, this Repurchase Agreement, the Custodial Agreement and the Electronic Tracking Agreement.

            "Repurchase Obligations" shall have the meaning provided in Section 4.01(b) hereof.

            "Repurchase Price" shall mean, with respect to each Purchased Loan, the price at which such Purchased Loan is to be transferred from the Buyers or their designee (including the Custodian) to a Seller upon termination of the related Transaction, which price will be determined in each case as the sum of the outstanding Purchase Price related to such Purchased Loan and the amount of unpaid Price Differential that has accrued with respect to such Transaction.

            "Requirement of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including, without limitation, Prescribed Laws), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Responsible Officer" shall mean, as to any Person, the chief executive officer, chief financial officer, treasurer, assistant secretary or secretary of such Person, as appropriate.

            "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

            "Second Lien Loan" shall mean an Eligible Mortgage Loan secured by a second mortgage lien on a one-to-four family residential or other mixed use property with a CLTV no greater than 100%.

            "Security Agreement" shall mean the specific security agreement creating a security interest on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease securing a Cooperative Mortgage Loan.

            "Seller(s)" shall have the meaning provided in the introductory paragraph hereof.

            "Seller Account" shall mean the following account: Bank: [___], ABA
No.: 021001033, Acct. No.: 00380082, for the A/C of Bankers Trust Co., Attn: R. Silver.

            "Servicer" shall mean American Home Mortgage Servicing, Inc., a Maryland corporation, or such other Person as the Agent may expressly approve in its sole good faith discretion.

            "Servicer Notice" shall have the meaning provided in Section 11.15(c) hereof.

            "Servicer Report" shall mean, as to any Servicer, a list (in computer readable form) of the Purchased Loans serviced by such Servicer, providing as to each such Purchased Loan the applicable information specified on
Schedule 7 to this Repurchase Agreement.

            "Servicing Agreement" shall have the meaning provided in Section 11.15(c) hereof.

            "Servicing Records" shall have the meaning provided in Section 11.15(b) hereof.

            "Settlement Date" shall mean, with respect to any Purchased Loan subject to a Takeout Commitment, the Business Day on which the Takeout Price for such Purchased Loan is received by the Agent or the Sellers pursuant to the applicable Takeout Commitment.

            "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

            "Takeout Commitment" shall mean either (i) with respect to each Whole Loan Transfer pursuant to which an Agency is the Takeout Investor, a trade confirmation from such Agency to the Seller confirming the details of a forward trade between the Takeout Investor (as buyer) and the Seller (as seller) constituting a valid binding and enforceable mandatory delivery commitment by such Agency to purchase on the Settlement Date and at a given Takeout Price the Purchased Loans described therein or (ii) with respect each Whole Loan Transfer (other than those in which the Takeout Investor is an Agency), a trade confirmation from a Takeout Investor to the Seller confirming the details of a forward trade between the Takeout Investor (as buyer) and the Seller (as seller) constituting a valid, binding and enforceable mandatory delivery commitment by such Takeout Investor to purchase on the Settlement Date and at a given Takeout Price the Purchased Loans described therein.

            "Takeout Investor" shall mean a securities broker-dealer, Agency or other institution, acceptable to the Agent, which has made a Takeout Commitment.

            "Takeout Price" shall mean as to each Takeout Commitment the purchase price (expressed as a percentage of par) set forth therein.

            "Takeout Proceeds" shall mean as to each Settlement Date, the actual amount of proceeds delivered to the Agent by the applicable Takeout Investor for the purchase of Mortgage Loans on such Settlement Date.

            "Tangible Net Worth" shall mean, as of a particular date, with respect to any Person, all amounts which would be included under capital on a consolidated balance sheet of such Person at such date, determined in accordance with GAAP, less an amount equal to the sum of (x) amounts owing to such Person from Affiliates plus (y) intangible assets.

            "Termination Date" shall mean January 26, 2007 or such earlier date on which this Repurchase Agreement shall terminate in accordance with the provisions hereof or by operation of law.

            "Title Insurance Policy" shall have the meaning provided in Section
7.21 hereof.

            "Total Indebtedness" shall mean, for any period, the aggregate amount of Indebtedness (including, without limitation, the amount of all drafts payable) of AHM Investment and its consolidated Subsidiaries during such period.

            "Total Liabilities" shall mean, at any time, the total amount of liabilities of the Sellers, determined in accordance with GAAP on a consolidated basis.

            "Transaction" shall have the meaning provided in the Recitals hereof.

            "Transaction Request" shall have the meaning provided in Section 2.02(a) hereof.

            "Trust Receipt" shall have the meaning assigned to such term in the Custodial Agreement.

            "Underwriting Guidelines" shall mean the underwriting guidelines attached as Exhibit F hereto.

            "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest or the renewal or enforcement thereof in any Purchased Item is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

            "Wet-Ink Aged Report" shall have the meaning specified in the Custodial Agreement.

            "Wet-Ink Mortgage Loan" shall mean a Mortgage Loan originated and funded by any Seller not more than five (5) days prior to the related Purchase Date as to which the Custodian has not yet received the related Mortgage File and which has not previously been pledged or otherwise conveyed or encumbered to any warehouse lender or any other Person. A Mortgage Loan shall cease to be a Wet-Ink Mortgage Loan on the date on which the Agent has received a Mortgage Loan Schedule and Exception Report from the Custodian with respect to such Mortgage Loan confirming that the Custodian has physical possession of the related Mortgage File and that there are no Exceptions with respect to such Mortgage Loan.

            "Wet-Ink Transaction" shall mean a Transaction in which a Wet-Ink Mortgage Loan is the Purchased Loan. A Wet-Ink Transaction shall cease to be a Wet-Ink Transaction on the date that the underlying Wet-Ink Mortgage Loan ceases to be a Wet-Ink Mortgage Loan (in accordance with the definition thereof).

            "Whole Loan Transfer" shall mean the sale or transfer of some or all of the Mortgage Loans to a Takeout Investor in a whole loan transaction.

            1.02. Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agent hereunder shall be prepared, in accordance with GAAP.

            1.03. Other Definitional Provisions. Unless otherwise required by the context, all references herein, or in any other Repurchase Document, to "the Seller" shall refer to the applicable Seller of a Purchased Asset in connection with a Transaction hereunder.

            Section 2. Transactions, Repurchases and Margin Maintenance.

            2.01. Transactions.

            (a) Subject to the fulfillment of the conditions precedent set forth in Sections 5.01 and 5.02 hereof, and provided that no Default or Event of Default shall have occurred and be continuing hereunder, each Buyer severally agrees, from time to time during the period from and including the Effective Date to and including the Termination Date, on the terms and subject to the conditions of this Repurchase Agreement, to enter into Transactions to purchase Eligible Mortgage Loans from the applicable Seller in an aggregate Purchase Price (which Purchase Price shall be paid in Dollars) at any one time outstanding up to but not exceeding the lesser of (i) such Buyer's Commitment as then in effect and (ii) such Buyer's Commitment Percentage of the Margin Base as in effect from time to time.

            (b) Subject to the terms and conditions of this Repurchase Agreement, during such period the Sellers may (i) request Transactions, (ii) repay the outstanding Repurchase Price in full or in part, without penalty, and
(iii) request additional Transactions hereunder; provided, that, notwithstanding the foregoing, no Buyer shall have any obligation to enter into any Transaction to the extent that the aggregate Repurchase Price then outstanding would be in excess of the Maximum Amount and, in the event that the obligation of any Buyer to enter into Transactions hereunder is terminated as permitted in this Repurchase Agreement, such Buyer shall have no further obligation to enter into any additional Transactions hereunder.

            (c) In no event shall any Transaction be entered into when any Default or Event of Default has occurred and is continuing.

            2.02. Transaction Request Procedure (Transactions other than Wet-Ink Transactions).

            (a) Any Seller may request a Transaction hereunder that is not a Wet-Ink Transaction, on any Business Day during the period from and including the Effective Date to and including the Termination Date, by delivering to the Agent, with a copy to the Custodian, a written request substantially in the form of Exhibit B attached hereto (a "Transaction Request"), which Transaction Request must be received by the Agent prior to 12:00 p.m., New York City time, at least one (l) Business Day prior to the requested Purchase Date. Such Transaction Request shall (i) attach a schedule identifying the Eligible Mortgage Loans that the Seller proposes to sell to the Buyers hereunder and to have included in the Margin Base, (ii) be accompanied by a Mortgage Loan Data File containing information with respect to such Eligible Mortgage Loans, (iii) specify the requested Purchase Date and amount of requested Purchase Price, and
(iv) attach an officer's certificate signed by a Responsible Officer of the Seller as required by Section 5.02(b) hereof.

            (b) Upon receipt from the applicable Seller of a Transaction Request pursuant to Section 2.02(a), the Agent shall, on behalf of the Buyers, subject to the limitations set forth in Section 2.01 above and upon satisfaction of all conditions precedent set forth in Section 5 hereof, and provided that no Default or Event of Default shall have occurred and be continuing, enter into the requested Transaction with the Seller (for which all Sellers will be jointly and severally liable) on the requested Purchase Date.

            (c) The applicable Seller shall deliver to the Custodian, in accordance with the time frames and other applicable terms and conditions set forth in the Custodial Agreement, the Mortgage File pertaining to each Eligible Mortgage Loan to be sold to the Buyers and included in the Margin Base on the requested Purchase Date.

            (d) Pursuant to the Custodial Agreement, the Custodian shall deliver to the Agent and the applicable Seller, no later than 12:00 p.m., New York City time, (i) on the initial Purchase Date, a Trust Receipt (as defined in the Custodial Agreement) in respect of all Purchased Loans from time to time held by the Custodian under the Custodial Agreement on behalf of the Agent for the benefit of the Buyers hereunder, and (ii) on each Purchase Date, including, without limitation, the initial Purchase Date, a Mortgage Loan Schedule and Exception Report in respect of all Purchased Loans relating to Transactions then outstanding under this Repurchase Agreement (including, without limitation, all proposed Purchased Loans relating to any Transactions to be entered into on such Purchase Date).

            (e) Upon receipt of any Transaction Request pursuant to Section 2.02(a), the Agent shall promptly notify each Buyer thereof. Each Buyer shall thereupon, upon satisfaction of all conditions precedent set forth in Section 5 hereof and provided that no Default or Event of Default shall have occurred and be continuing, make its Commitment Percentage of the amount of the requested Purchase Price available to the Agent for the account of the applicable Seller at the office of the Agent specified in Section 11.02, on the requested Purchase Date in funds immediately available to the Agent.

            (f) Subject to Section 5 hereof, such Transaction will then be entered into with the applicable Seller by the Agent transferring, via wire transfer, to the Seller Account the aggregate amount of the related Purchase Price in funds immediately available to such Seller.

            (g) Unless the Agent shall have been notified in writing by any Buyer prior to the Purchase Date for any Transaction hereunder that such Buyer will not make its Commitment Percentage of the Purchase Price for such Transaction available to the Agent on such date, the Agent may, in reliance upon such assumption make available to the applicable Seller a corresponding amount. If such amount is not made available to the Agent on the related Purchase Date, such Buyer shall pay to the Agent, on demand, such amount with interest thereon at a rate per annum equal to the rate specified in Section 2.04(b) for the period until such Buyer makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Buyer with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If any such Buyer's pro rata share of the Purchase Price is not made available to the Agent by such Buyer within one (1) Business Day after the related Purchase Date, the Agent shall also be entitled to recover such amount with interest thereon at a rate per annum equal to the rate specified in Section 2.04(b), on demand, from the applicable Seller.

            2.03. Transaction Request Procedure (Wet-Ink Transactions).

            (a) With respect to each Wet-Ink Transaction, a Seller may request a Wet-Ink Transaction hereunder, on any Business Day during the Commitment Period, provided that no Margin Deficiency then exists due to the inclusion of Eight-Day Aged Wet-Ink Mortgage Loans in the Margin Base on such date, by delivering to the Agent, an estimate of the amount required to fund such Wet-Ink Transaction on the following Business Day, which estimate must be received by the Buyer prior to 5:00 p.m., New York City time, one (1) Business Day prior to the requested Purchase Date.

            (b) Not later than 12:00 p.m., New York City time, on the requested Purchase Date, the Seller shall deliver to the Agent, with a copy to the Custodian, a transmission with respect to the Wet-Ink Transaction requested to be entered into on such date, which transmission shall (i) attach a Transaction Request, (ii) attach a schedule identifying the Eligible Mortgage Loans that such Seller proposes to sell to the Buyers hereunder in connection with such Wet-Ink Transaction, (iii) specify the requested Purchase Price and (iv) attach an officer's certificate signed by a Responsible Officer of such Seller as required by Section 5.02(b) hereof, which shall include a certification by such Responsible Officer that the Wet-Ink Mortgage Loan has been closed and the proceeds thereof have been fully disbursed. Pursuant to the Custodial Agreement, the Custodian shall deliver to the Agent and the applicable Seller, in connection with each such transmission, a Mortgage Loan Schedule in respect of all Purchased Loans acquired on such Purchase Date.

            (c) The applicable Seller shall deliver (or cause to be delivered) and release to the Custodian the Mortgage File pertaining to such Wet-Ink Mortgage Loan on the next Business Day following receipt of such Mortgage File by such Seller, but in any event no later than seven (7) Business Days following the applicable Purchase Date in accordance with the terms and conditions of the Custodial Agreement. On the applicable Purchase Date and on each Business Day following the applicable Purchase Date, no later than 5:00 p.m., New York City time, pursuant to the Custodial Agreement, the Custodian shall deliver to the Agent a schedule listing each Wet-Ink Mortgage Loan with respect to which the complete Mortgage File has not been received by the Custodian as of 3:00 p.m., New York City time (the "Wet-Ink Aged Report"). On the applicable Purchase Date, the Agent shall confirm that the information in the Wet-Ink Aged Report is consistent with the information provided to the Agent pursuant to Section 2.03(b).

            (d) Upon receipt from the applicable Seller of any Transaction Request for a Wet-Ink Transaction pursuant to this Section 2.03, the Agent shall promptly notify each Buyer thereof. Each Buyer shall thereupon, upon satisfaction of all conditions precedent set forth in Section 5 hereof and provided that no Default or Event of Default shall have occurred and be continuing, make its Commitment Percentage of the amount of the requested Purchase Price available to the Agent for the account of the applicable Seller at the office of the Agent specified in Section 11.02, on the requested Purchase Date in funds immediately available to the Agent.

            (e) Subject to Section 5 hereof, such Wet-Ink Transaction will then be entered into with the applicable Seller by the Agent transferring, via wire transfer, to the Seller Account the aggregate amount of the related Purchase Price in funds immediately available to such Seller.

            (f) Unless the Agent shall have been notified in writing by any Buyer prior to the Purchase Date for any Transaction hereunder that such Buyer will not make its Commitment Percentage of the Purchase Price for such Transaction available to the Agent on such date, the Agent may, in reliance upon such assumption make available to the applicable Seller a corresponding amount. If such amount is not made available to the Agent on the related Purchase Date, such Buyer shall pay to the Agent, on demand, such amount with interest thereon at a rate per annum equal to the rate specified in Section 2.04(b) for the period until such Buyer makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Buyer with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If any such Buyer's pro rata share of the Purchase Price is not made available to the Agent by such Buyer within one (1) Business Day after the related Purchase Date, the Agent shall also be entitled to recover such amount with interest thereon at a rate per annum equal to the rate specified in Section 2.04(b), on demand, from the applicable Seller.

            2.04. Limitation on Types of Transactions; Illegality. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate:

            (a) any Buyer or the Agent determines, which determination shall be conclusive, that quotations of rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the Price Differential for Transactions as provided herein; or

            (b) any Buyer or the Agent determines, which determination shall be conclusive, that the relevant rate referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof upon the basis of which the Price Differential for Transactions is to be determined is not likely adequately to cover the cost to the Buyers of entering into or maintaining Transactions; or

            (c) it becomes unlawful for any Buyer to honor its obligation to enter into or maintain Transactions hereunder using a Eurodollar Rate;

then the Agent or such Buyer, as the case may be, shall give the Sellers prompt notice thereof and, so long as such condition remains in effect, neither the Buyers, nor the Agent on behalf of the Buyers, shall be under any obligation to enter into any additional Transactions, and the Sellers shall, either prepay the aggregate Repurchase Price of all Transactions then outstanding or pay Price Differential on such Transactions at a rate per annum equal to the Federal Funds Rate plus 0.50% plus the Applicable Pricing Spread.

            2.05. Repurchase of Purchased Loans; Payment of Repurchase Price, Price Differential.

            (a) The Sellers hereby promise, jointly and severally, to repay in full on the related Repurchase Date the aggregate Repurchase Price then outstanding in respect of each Transaction.

            (b) The Sellers hereby promise, jointly and severally, to pay to the Agent, for the account of the Buyers, Price Differential on each Transaction entered into hereunder for the period from and including the Purchase Date of such Transaction to but excluding the date on which the related Repurchase Price shall be paid in full, at a rate per annum equal to the Pricing Rate. Notwithstanding the foregoing, the Sellers hereby promise, jointly and severally, to pay to the Agent, for the account of the Buyers, interest at the applicable Post-Default Rate on the amount of any Repurchase Price and on any other amount payable by the Sellers hereunder that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued Price Differential for each Transaction shall be payable monthly on the fifth
(5th) Business Day of each month and for the last month of this Repurchase Agreement on the fifth (5th) Business Day of such last month and on the Termination Date (each such date, a "Payment Date"); provided, that (i) the Agent may, in its sole discretion, require any accrued and unpaid Price Differential to be paid simultaneously with any prepayment of the Repurchase Price by any Seller on account of any Transaction outstanding hereunder and (ii) any accrued and unpaid Price Differential that is not required by the Buyer to be paid simultaneously with any prepayment of Repurchase Price shall be paid in full on the next Payment Date. Price Differential payable at the Post-Default Rate shall accrue daily and shall be payable upon such accrual.

            (c) It is understood and agreed that, unless and until a Default or an Event of Default shall have occurred and be continuing, the applicable Seller shall be entitled to the proceeds of all Purchased Loans subject to Transactions outstanding hereunder; provided, that at any time while a Default or Event of Default has occurred and is continuing, upon notice from the Agent, the Sellers shall promptly deliver to the Agent, for the account of the Buyers, all proceeds of such Purchased Loans.

            2.06. Margin Maintenance; Mandatory Prepayments.

            (a) If at any time the aggregate Repurchase Price of all Transactions outstanding hereunder exceeds the Margin Base, as determined by the Agent (a "Margin Deficiency"), and notice thereof is given to the Sellers on any Business Day, the Sellers shall, no later than one (1) Business Day after receipt of such notice, either make a payment to the Agent, for the account of the Buyers, in respect of the aggregate outstanding Repurchase Price or transfer to the Agent, for the benefit of the Buyers, additional Eligible Mortgage Loans that are in all respects acceptable to the Agent (which additional Eligible Mortgage Loans shall be deemed to be Purchased Loans under the Repurchase Documents), such that after giving effect to such payment or transfer no Margin Deficiency shall then exist.

            (b) If at any time the aggregate Repurchase Price of all Transactions then outstanding hereunder exceeds the Maximum Amount, the Sellers shall at such time make a payment to the Agent, for the account of the Buyers, in respect of the aggregate Repurchase Price such that, after giving effect to such payment, the aggregate Repurchase Price of all Transactions then outstanding hereunder shall not exceed the Maximum Amount.

            (c) If MS & Co.'s corporate bond rating is lowered or downgraded to a rating below A- by S&P or A3 by Moody's, the Sellers shall repay all amounts owing to the Buyers under this Repurchase Agreement and the other Repurchase Documents within 120 calendar days following such downgrade; provided, that if any such downgrade occurs prior to the initial Termination Date of this Agreement, the Sellers shall be entitled to a prorated reimbursement of the Facility Fee paid under Section 3.04(a) and the amount of any such reimbursement shall be deducted from the amounts that would otherwise be payable pursuant to this Section 2.06(c).

            2.07. Voluntary Prepayments. The Sellers may at any time and from time to time make a prepayment, in whole or in part, without premium or penalty, in respect of any outstanding Repurchase Price upon irrevocable notice delivered to the Agent (in the form of Exhibit I) prior to 1:00 p.m., New York City time, on the requested date thereof, in the case of the first 500 Purchased Loans requested to be released on such date, or upon irrevocable notice delivered to the Agent (in the form of Exhibit I), prior to 1:00 p.m., New York City time, at least one (1) Business Day prior thereto, in the case of any Purchased Loans in excess of 500 requested to be released, specifying the date and amount of the prepayment and attaching a schedule of the Purchased Loans to be released in connection with such prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid.

            2.08. Takeout Commitments. The Sellers shall instruct each Takeout Investor to remit all Takeout Proceeds directly to the Agent at the account designated in Section 3.01 hereof no later than 3:00 p.m., New York City time, on a Business Day. No later than 3:00 p.m., New York City time, on any Settlement Date, the applicable Seller shall deliver a purchase advice ("Purchase Advice") to the Agent via facsimile or electronic mail and shall indicate on such Purchase Advice the mortgage loan identification number which identified each applicable Purchased Loan on the related Purchase Date hereunder. The Takeout Proceeds shall be applied by the Agent against the aggregate Repurchase Price for the applicable Purchased Loans and, on the related Settlement Date, the Agent shall release and remit to the Seller the amount of Takeout Proceeds in excess of such aggregate Repurchase Price (the "Remittance Amount"); provided, that on the Settlement Date (i) there is no Default or Event of Default under this Repurchase Agreement or any other Repurchase Document, (ii) there is no Margin Deficiency and (iii) the release to such Seller of the Remittance Amount will not cause a Margin Deficiency. If a Margin Deficiency exists or would be created by the release of the Remittance Amount or if a Default or Event of Default has occurred or is continuing, the Agent shall be entitled to retain the Remittance Amount for application against amounts owing by the Sellers hereunder and the Sellers shall thereupon have no further right, title, or interest in, to or under the Remittance Amount. In the event that any Purchase Advice indicates that some of the proceeds forwarded to the Agent do not belong to the Buyers hereunder (such amount, the "Excess Proceeds"), then (i) the Seller shall provide the Agent with a takeout proceeds identification letter in the form of Exhibit J hereto, and (ii) upon confirmation by the Agent that the information set forth in the Purchase Advice matches the information that the Agent has in its possession with respect to the related Purchased Loans, the Agent shall promptly remit such Excess Proceeds by wire transfer the in accordance with the Seller's instructions. If funds are received by the Agent before 3:00 p.m., New York City time on a Business Day, but either (A) no Purchase Advice is received by the Agent or (B) such funds are not properly identified on the related Purchase Advice (a "Purchase Advice Deficiency"), then such funds shall be retained by the Agent in a non-interest bearing account, and Price Differential shall continue to accrue in respect of the related Transactions, until such Purchase Advice Deficiency is remedied, and no Purchased Loan subject to such Purchase Advice shall be released until such Purchase Advice Deficiency is remedied. In no event shall any Purchase Advice be back-dated to the date of its issuance.

            2.09. Extension of Termination Date. At the request of the Sellers made at least thirty (30) calendar days, but in no event earlier than ninety
(90) calendar days, prior to the then current Termination Date, the Agent may in its sole discretion extend the Termination Date for a period to be determined by the Agent in its sole discretion by giving written notice of such extension to the Sellers no later than twenty (20) calendar days, but in no event earlier than thirty (30) calendar days, prior to the then current Termination Date. Any failure by the Agent to deliver such notice of extension shall be deemed to be the Agent's determination not to extend the then current Termination Date.

            Section 3. Payments; Computations; Etc.

            3.01. Payments.

            (a) Except to the extent otherwise provided herein, all payments of Repurchase Price, including Price Differential, and all other amounts to be paid by any Seller under this Repurchase Agreement, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent, for the account of the Buyers, at the following account maintained by the
Agent: Account No. 30463591, Citibank, N.A., New York, NY, ABA No. 021-000-089,
Attn: MS Bank SPG, not later than 1:00 p.m., New York City time, on the date on which such payment shall become due (and each such payment made after such time on such due date shall be deemed to have been made on the next succeeding Business Day and each such payment that is not identified as relating to a Transaction subject to this Repurchase Agreement shall be retained by the Buyer in a non-interest bearing account, and shall not be deemed made, until such payment is properly identified; in no event shall the date of any payment which is made after 3:00 p.m., New York City time, on a Business Day, or which is not identified as relating to a Transaction subject to this Repurchase Agreement, be back-dated to the date of its issuance). Each Seller acknowledges that it has no rights of withdrawal from the foregoing account. The Agent shall promptly provide to each Buyer (via facsimile or other transmission) the amount of such payment to be distributed to such Buyer along with a description of the Purchased Loans related to the Transactions then outstanding with respect to such Buyer, after giving effect to such payment.

            (b) All amounts from time to time received by the Agent for the account of the Buyers hereunder shall be paid by the Agent to the Buyers pro rata based upon the Facility Exposure of each Buyer at such time; provided, that with respect to amounts received by the Agent pursuant to Section 3.01(a) above in respect of outstanding Purchase Price, so long as no Event of Default shall have occurred and be continuing, to the extent that the aggregate outstanding Purchase Price of all Transactions then outstanding hereunder is less than or equal to MS Bank's Commitment at such time, the pro rata allocation to the Buyers shall be calculated as if the Facility Exposure of MS Bank at such time were $0.

            (c) Except to the extent otherwise expressly provided herein, if the due date of any payment under this Repurchase Agreement would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and Price Differential on outstanding Purchase Price and interest on other unpaid amounts shall accrue with respect to such Purchase Price or other unpaid amounts for the period of such extension.

            3.02. Computations. Price Differential on the Transactions and interest on any other unpaid amounts shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

            3.03. Requirements of Law.

            (a) If the introduction or adoption of or any change (other than any change by way of the imposition of an increase in reserve requirements included in the Eurodollar Rate Reserve Percentage) in any Requirement of Law (other than with respect to any amendment made to any Buyer's certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by any Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

            (i) shall subject any Buyer to any tax of any kind whatsoever with respect to this Repurchase Agreement or any Transaction entered into by it hereunder (excluding net income or franchise taxes) or change the basis of taxation of payments to any Buyer in respect thereof;

            (ii) shall impose, modify or hold applicable to any Transaction any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans, Transactions or other extensions of credit by, or any other acquisition of funds by, any office of any Buyer which is not otherwise included in the determination of the Eurodollar Rate hereunder;

            (iii) shall impose on any Buyer any other condition;

and the result of any of the foregoing is to materially increase the cost to any Buyer of entering into, participating in, continuing or maintaining any Transaction hereunder or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, upon discovery of such increased costs, such Buyer shall provide the Sellers with written notification thereof (an "Increased Cost Certificate"), which Increased Cost Certificate shall set forth in reasonable detail the bases for and calculation of the amount or amounts of increased costs, and the Sellers, jointly and severally, shall thereupon promptly pay such Buyer the additional amount or amounts set forth in the related Increased Cost Certificate.

            (b) If any Buyer shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to such Buyer 's certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by such Buyer or any corporation controlling such Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Buyer's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Buyer's or such corporation's policies with respect to capital adequacy) by a material amount, then from time to time, the Sellers, jointly and severally, shall promptly pay to such Buyer such additional amount or amounts as will compensate such Buyer for such reduction.

            (c) Any Increased Cost Certificate as to any additional amounts payable pursuant to this Section submitted by the applicable Buyer to the Sellers shall be conclusive in the absence of manifest error.

            3.04. Extension Fee; Facility Fee; Minimum Usage Fee.

            (a) The Sellers agree, jointly and severally, to pay to the Agent, for the account of the Buyers, on or before the Effective Date of this Repurchase Agreement, an extension fee ("Extension Fee") with respect to the Existing Loan Agreement in an amount equal to $258,333.33, which Extension Fee shall be paid in Dollars, in immediately available funds, without deduction, set-off or counterclaim, at the account specified for the Agent in Section 3.01(a) of this Repurchase Agreement.

            (b) The Sellers agree, jointly and severally, to pay to the Agent, for the account of the Buyers, on or before the Effective Date of this Repurchase Agreement, a facility fee ("Facility Fee") in an amount equal to $750,000.00, calculated as ten (10) basis points (0.10%) of the Maximum Amount, which Facility Fee shall be paid in Dollars, in immediately available funds, without deduction, set-off or counterclaim, at the account specified for the Agent in Section 3.01(a) of this Repurchase Agreement.

            (c) In the event that the average daily aggregate outstanding Purchase Price of all Transactions outstanding hereunder (the "Average Usage") during any three-month period, commencing with respect to the first three-month period following the Effective Date (each, a "Determination Period"), is less than the Minimum Amount, the Sellers agree, jointly and severally, to pay to the Agent, for the account of the Buyers, a minimum usage fee ("Minimum Usage Fee"), calculated as the product of (x) an amount equal to the excess of the Minimum Amount over the Average Usage for the applicable Determination Period times (y) a percentage rate equal to the sum of (i) the Eurodollar Rate in effect on the last day of the applicable Determination Period plus (ii) 45 basis points (0.45%) per annum, computed for each day in the applicable Determination Period based upon a 360 day year, in each case payable monthly in arrears on the Payment Date immediately following the end of such Determination Period, each such payment to be made in Dollars in immediately available funds, without deduction, set-off or counterclaim, at the account specified for the Agent in
Section 3.01(a) of this Repurchase Agreement.

            3.05. Tax Treatment. Each of the Buyer and the Sellers intend that for United States federal income tax purposes, the Transactions will be considered a secured financing.

            3.06. Income Payments. All Income, if any, that is paid in respect of any Purchased Loan during the term of a Transaction hereunder shall be the property of the Buyers. Notwithstanding the foregoing, (i) provided that no Event of Default shall have occurred and be continuing, the Buyers agree that the Sellers shall be permitted to receive all Income paid or distributed on or in respect of the Purchased Loans to the full extent it would be so entitled if the

Purchased Loans had not been sold to the Buyers and (ii) in the event that any Event of Default shall have occurred and be continuing, the Sellers shall remit to the Agent, for the account of the Buyers, all Income received with respect to each Purchased Loan on the related Payment Date or on such other date or dates as the Agent shall notify the Sellers in writing

            Section 4. Purchased Items; Security Interest.

            4.01. Purchased Items; Security Interest.

            (a) Pursuant to the Custodial Agreement, the Custodian shall hold the Mortgage Loan Documents as exclusive bailee, agent and securities intermediary (within the meaning of Article 8 of the Uniform Commercial Code) of the Agent, for the ratable benefit of the Buyers, pursuant to terms of the Custodial Agreement and shall deliver to the Agent a Trust Receipt and Mortgage Loan Schedule and Exception Report each to the effect that it has reviewed such Mortgage Loan Documents in the manner and to the extent required by the Custodial Agreement and identifying any deficiencies in the Mortgage Loan Documents so reviewed.

            (b) Each of the Buyers and the Sellers intend that, for other than United States federal income tax purposes, the Transactions hereunder be sales to the Buyers of the Purchased Items and not loans from the Buyers to the applicable Seller secured by the Purchased Items. However, in order to preserve the rights of the Buyers under this Repurchase Agreement in the event that a court or other forum re-characterizes the Transactions hereunder as loans or in the event that a transfer of a Purchased Item is otherwise ineffective to effect an outright transfer of such Purchased Item to the Buyers, and in any event as security for the performance by each Seller of all of such Seller's obligations to the Buyers and the Transactions entered into hereunder and any other MS Indebtedness, each Seller hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Purchased Items to the Agent, for the ratable benefit of the Buyers, and to secure the payment of the Repurchase Price and Price Differential on all Transactions and all other amounts owing hereunder, including, without limitation, amounts owing to the Agent or the Buyers pursuant to Section 11.03 and under the other Repurchase Documents (collectively, the "Repurchase Obligations").

            (c) All of each Seller's right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the "Purchased Items":

            (i) all Purchased Loans;

            (ii) all Mortgage Loan Documents, including without limitation all promissory notes and any other collateral pledged to secure, or otherwise relating to, the Purchased Loans, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs (subject to any restrictions on transfer under any related licensing agreement), computer storage media, accounting records and other books and records relating thereto, including electronic records;

            (iii) all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Purchased Loan and all claims and payments thereunder;

            (iv) all other insurance policies and insurance proceeds relating to any Purchased Loan or the related Mortgaged Property;

            (v) all Interest Rate Protection Agreements, relating to or constituting any or all of the Purchased Items;

            (vi) all Servicing Agreements, Servicing Records and servicing accounts relating to the Purchased Loans;

            (vii) all Takeout Commitments now existing or hereafter arising with respect to any of the Purchased Loans, all rights to deliver Purchased Loans to the applicable Takeout Investors or to permanent investors and other purchasers pursuant thereto and all proceeds resulting from the disposition of such Purchased Loans pursuant thereto, including such Seller's right and entitlement to receive the entire Takeout Price specified in each Takeout Commitment;

            (viii) all collateral, however defined, under any other agreement between any Seller or any of its Affiliates on the one hand and any Buyer or any Affiliate of a Buyer on the other hand;

            (ix) all "general intangibles", "accounts", "instruments", "investment property", "deposit accounts" and "chattel paper" as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing; and

            (x) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

            (d) Each Seller agrees to mark its computer records and files to evidence the security interests granted to the Agent, for the ratable benefit of the Buyers hereunder.

            4.02. Further Documentation. At any time and from time to time, upon the reasonable written request of the Agent, and at the sole expense of the Sellers, the Sellers will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Repurchase Agreement and of the rights and powers herein granted. The Sellers hereby authorize the Agent to file any financing or continuation statement to the extent permitted by applicable law, as necessary to perfect or preserve the security interests granted hereunder.

            4.03. Changes in Locations, Name, etc. No Seller shall (i) change the location of its chief executive office/chief place of business from that specified in Section 6.12 hereof, or (ii) change its name, mailing address, identity or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Purchased Items or (iii) reincorporate or reorganize under the laws of another jurisdiction unless it shall have given the Agent at least thirty (30) calendar days prior written notice thereof and shall have taken all actions deemed necessary by the Agent to continue its perfected status in the Purchased Items with the same or better priority, including, without limitation, the delivery of additional legal opinions with respect to the perfection and priority of its perfected status in the Purchased Items. Each Seller's federal tax identification number and organizational identification number is as set forth on Schedule 8. Each Seller shall promptly notify the Agent of any change in such organizational identification number.

            4.04. Agent's Appointment as Attorney-in-Fact.

            (a) Each Seller hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Seller and in the name of such seller or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Repurchase Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Repurchase Agreement, and, without limiting the generality of the foregoing, each Seller hereby gives the Agent the power and right, on behalf of such Seller, without assent by, but with notice to, such Seller, if an Event of Default shall have occurred and be continuing, to do the following:

            (i) in the name of each Seller or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or payable on or with respect to any Purchased Items and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Buyer for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any Purchased Items whenever payable;

            (ii) to pay or discharge taxes and Liens levied or placed on or threatened against any of the Purchased Items; and

            (iii) (A) to direct any party liable for any payment under any Purchased Items to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Purchased Items; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Purchased Items; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Purchased Items or any portion thereof and to enforce any other right in respect of any Purchased Items;
      (E) to defend any suit, action or proceeding brought against any Seller with respect to any Purchased Items; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Purchased Items as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and the Sellers' expense, at any time, and from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Purchased Items and the Agent's Liens thereon and to effect the intent of this Repurchase Agreement, all as fully and effectively as such Seller might do; and

            (iv) to effectuate the transfer of servicing to the designee of the Agent.

Each Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

            (b) Each Seller also authorizes the Agent, at any time and from time to time, to execute, in connection with any sale provided for in Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Purchased Items and to file any initial financing statements, amendments thereto and continuation statements with or without the signature of any Seller as authorized by applicable law, as applicable to all or any part of the Purchased Items.

            (c) The powers conferred on the Agent pursuant to this Section 4.04 are solely to protect the interests of the Buyers in the Purchased Items and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Agent nor any of its officers, directors, or employees shall be responsible to the Sellers for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

            4.05. Performance by Agent of Sellers' Obligations. If any Seller fails to perform or comply with any of its agreements contained in the Repurchase Documents and the Agent itself performs or complies, or otherwise causes performance or compliance, with such agreement, the expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall be payable by the Sellers to the Agent on demand and shall constitute Repurchase Obligations.

            4.06. Limitation on Duties Regarding Preservation of Purchased Items. The Agent's and each Buyer's duty with respect to the custody, safekeeping and physical preservation of the Purchased Items in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Agent or such Buyer, as the case may be, deals with similar property for its own account. Neither the Agent, any Buyer nor any of their respective directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Purchased Items or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Purchased Items upon the request of any Seller or otherwise.

            4.07. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Purchased Items are irrevocable and are powers coupled with an interest.

            4.08. Release of Security Interest. Upon termination of this Repurchase Agreement and repayment to the Buyers of all Repurchase Obligations and the performance of all obligations under the Transactions and the Repurchase Documents the Buyers shall reconvey all Purchased Items to the Sellers and the Agent shall release its security interest in any remaining Purchased Items.

            Section 5. Conditions Precedent.

            5.01. Effectiveness. The effectiveness of this Repurchase Agreement and the obligation of the Buyers and the Agent to enter into the initial Transaction hereunder shall be subject to condition precedent that the Agent shall have received all of the following documents, and each such document is satisfactory to the Agent and its counsel in form and substance:

            (a) Repurchase Agreement. This Repurchase Agreement, executed and delivered by a duly authorized officer of each of the parties hereto;

            (b) Custodial Agreement. The Custodial Agreement, executed and delivered by a duly authorized officer of each of the parties hereto;

            (c) Electronic Tracking Agreement. The Electronic Tracking Agreement, executed and delivered by a duly authorized officer of each of the parties thereto;

            (d) Organizational Documents. A good standing certificate (or equivalent documents) and certified copies of the charter and by-laws (or equivalent documents) of each Seller and of all corporate or other authority for each Seller with respect to the execution, delivery and performance of the Repurchase Documents and each other document to be delivered by such Seller from time to time in connection herewith (and the Agent and the Buyers may conclusively rely on such certificate until it receives notice in writing from such Seller to the contrary);

            (e) Legal Opinion. One or more legal opinions of outside counsel to the Sellers;

            (f) Filings, Registrations, Recordings. Any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create in favor of the Agent, for the ratable benefit of the Buyers, a perfected, first-priority security interest in the Purchased Items, subject to no Liens other than those created hereunder, shall have been properly prepared and executed for filing, registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest; provided, that assignments of the Mortgages securing or related to the Purchased Loans shall not be required to be recorded prior to the occurrence of an Event of Default;

            (g) Lien Searches. UCC lien searches in such jurisdictions as shall be applicable to each Seller, the Purchased Items, the results of which shall be satisfactory to the Agent;

            (h) Financial Statements. The financial statements referenced in
Section 6.02;

            (i) Underwriting Guidelines. A certified copy of the Underwriting Guidelines, which shall be in form and substance satisfactory to the Agent;

            (j) Consents, Licenses, Approvals, etc. Copies certified by each Seller of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by such Seller of, and the validity and enforceability of, the Repurchase Documents, which consents, licenses and approvals shall be in full force and effect; and

            (k) Other Documents. Such other documents as the Agent may reasonably request prior to the date hereof.

            5.02. Initial and Subsequent Transactions. The entering into by the Agent on behalf of the Buyers of each Transaction (including the initial Transaction) on any Business Day is subject to the satisfaction of the following further conditions precedent, both immediately prior to the entering into of such Transaction and also after giving effect thereto and to the intended use thereof:

            (a) No Default. The Sellers shall be in compliance with all of the financial covenants set forth in Section 7.22 and no Default or Event of Default shall have occurred and be continuing;

            (b) Representations and Warranties; Officer's Certificate. Both immediately prior to and also after giving effect to such Transaction, and to the intended use thereof, the representations and warranties made by the Sellers (regardless of whether subject to a Transaction at such time) in Section 6 and
Schedule 1 hereof, and elsewhere in each of the Repurchase Documents, shall be true, correct and complete in all material respects on and as of the Purchase Date for such Transaction (in the case of the representations and warranties in Section 6.11 and Schedule 1, solely with respect to Purchased Loans, including all Eligible Mortgage Loans to be purchased hereunder on such Purchase Date) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). The Agent shall have received an officer's certificate signed by a Responsible Officer of each Seller certifying as to the truth, accuracy and completeness of the above, which certificate shall specifically include a statement that such Seller is in compliance with all governmental licenses and authorizations and is qualified to do business and in good standing in all required jurisdictions.

            (c) Margin Base. No Margin Deficiency shall exist;

            (d) Due Diligence. Subject to the Agent's right to perform one or more Due Diligence Reviews pursuant to Section 11.16 hereof, the Agent shall have completed its due diligence review of the Mortgage Loan Documents for each proposed Purchased Loan and such other documents, records, agreements, instruments, mortgaged properties or information relating to the Purchased Loans as the Agent in its sole discretion deems appropriate to review and such review shall be satisfactory to the Agent in its sole good faith discretion;

            (e) Servicing Agreement(s). The Agent shall have received all Servicing Agreements, if applicable, related to the Purchased Loans, certified as a true, correct and complete copy of the original together, with a fully executed Servicer Notice and Agreement and, if the Servicer is a Seller or an Affiliate of a Seller, the letter of the applicable Servicer consenting to termination of such Servicing Agreement upon the occurrence of an Event of Default;

            (f) Trust Receipt and Mortgage Loan Schedule and Exception Report. The Agent shall have received from the Custodian the Trust Receipt and a Mortgage Loan Schedule and Exception Report with only such Exceptions as are acceptable to the Agent in its sole discretion in respect of the Eligible Mortgage Loans to be purchased hereunder on such Business Day;

            (g) Release Letter. The Agent shall have received from the Sellers a Warehouse Lender's Release Letter substantially in the form of Exhibit E hereto (or such other form acceptable to the Agent) or a Seller's Release Letter substantially in the form of Exhibit D hereto (or such other form acceptable to the Agent) covering each Eligible Mortgage Loan to be purchased hereunder on such Business Day;

            (h) Fees and Expenses. The Agent shall have received all fees and expenses of counsel to the Agent and the Buyers as contemplated by Section 3.04 and Section 11.03(b), which amounts, at the Agent's option, may be netted from the Purchase Price to be paid under this Repurchase Agreement;

            (i) [Reserved]

            (j) No Market Events. None of the following shall have occurred and/or be continuing:

            (i) an event or events shall have occurred resulting in the effective absence of a "repo market" or comparable "lending market" for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in the Buyers not being able to finance any Mortgage Loans through the "repo market" or "lending market" with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events;

            (ii) an event or events shall have occurred resulting in the effective absence of a "securities market" for securities backed by mortgage loans or an event or events shall have occurred resulting in the Buyers not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

            (iii) there shall have occurred a material adverse change in the financial condition of any Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of such Buyer to fund its obligations under this Repurchase Agreement;

            (k) No Morgan Stanley Downgrade. MS & Co.'s corporate bond rating as calculated by S&P or Moody's has not been lowered or downgraded to a rating below A- as indicated by S&P or below A3 as indicated by Moody's;

            (l) MERS Report. A MERS Report listing all MERS Designated Mortgage Loans to be purchased hereunder on such Business Day shall have been made available to the Agent on the MERS website; and

            (m) Wet-Ink Aged Report. Solely with respect to each Wet-Ink Transaction, the Agent shall have received from the Custodian a Wet- Ink Aged Report in the form and substance required by the Custodial Agreement.

Each Transaction Request submitted by a Seller hereunder shall constitute a certification by such Seller that all the conditions set forth in this Section 5 (other than Section 5.02(k)) have been satisfied (both as of the date of such notice, request or confirmation and as of the requested Purchase Date).

            Section 6. Representations and Warranties. Each Seller represents and warrants to the Agent and the Buyers that throughout the term of this Repurchase Agreement:

            6.01. Legal Name. On the Effective Date, the exact legal name of each Seller is, and during the four months immediately preceding the date hereof, such name has been, American Home Mortgage Corp., American Home Mortgage Acceptance, Inc., American Home Mortgage Investment Corp., American Home Mortgage Holdings, Inc. and American Home Mortgage Servicing, Inc. and no Seller has used any previous names, assumed names or trade names except as set forth on
Schedule 4 attached hereto.

            6.02. Existence. Each Seller (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and
(c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

            6.03. Financial Condition. The Seller has heretofore furnished to the Agent a copy of (a) the consolidated balance sheet of AHM Investment and its consolidated Subsidiaries for the fiscal year ended December 31, 2004 and the related consolidated statements of income and retained earnings and of cash flows for AHM Investment and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of Deloitte & Touche and (b) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the quarterly fiscal period ended September 30, 2005 and the related consolidated statements of income and retained earnings and of cash flows for AHM Investment and its consolidated Subsidiaries for such quarterly fiscal period, setting forth in each case in comparative form the figures for the previous year. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of AHM Investment and its Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis. Since September 30, 2005, there has been no material adverse change in the consolidated business, operations or financial condition of AHM Investment and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements.

            6.04. Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting any Seller or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Repurchase Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $5,000,000, (iii) which, individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect, or (iv) requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder.

            6.05. No Breach. Neither (a) the execution and delivery of the Repurchase Documents nor (b) the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will conflict with or result in a breach of the charter or by-laws of any Seller, or any applicable law (including, without limitation, the Prescribed Laws), rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or any Servicing Agreement or other material agreement or instrument to which any Seller or any of their Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument or result in the creation or imposition of any Lien (except for the Liens created pursuant to this Repurchase Agreement) upon any Property of any Seller or any of their Subsidiaries pursuant to the terms of any such agreement or instrument.

            6.06. Action. Each Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Repurchase Documents; the execution, delivery and performance by each Seller of each of the Repurchase Documents have been duly authorized by all necessary corporate or other action on its part; and each Repurchase Document has been duly and validly executed and delivered by each Seller and constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as subject to bankruptcy laws and other similar laws of general application affecting the rights of creditors and subject to the application of the rules of equity, including those relating to specific performance.

            6.07. Approvals.

            (a) No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by each Seller of the Repurchase Documents or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to this Repurchase Agreement.

            (b) Each of AHM and AHM Servicing is approved by Fannie Mae as an approved lender and each of AHM, AHM Servicing and each Servicer is approved by Freddie Mac as an approved seller/servicer, in each case in good standing (such collective approvals and conditions, "Agency Approvals"), with no event having occurred or any Seller having any reason whatsoever to believe or suspect will occur (including, without limitation, a change in insurance coverage) which would make either of AHM and AHM Servicing (or any Servicer) unable to comply with the eligibility requirements for maintaining all such applicable Agency Approvals or require notification to the relevant Agency. Each Seller (and any Servicer) has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Purchased Loans and in accordance with Accepted Servicing Practices.

            6.08. Margin Regulations. Neither the entering into of any Transaction hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulations T, U or X.

            6.09. Taxes. Each Seller and each of their Subsidiaries has filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of each Seller and each of their Subsidiaries in respect of taxes and other governmental charges are, in the opinion of each Seller, adequate.

            6.10. Investment Company Act. No Seller nor any of their Subsidiaries is an "investment company", or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            6.11. Purchased Items.

            (a) No Seller has assigned, pledged, or otherwise conveyed or encumbered any Purchased Item to any other Person, and immediately prior to the purchase of any Eligible Mortgage Loan by the Buyers hereunder, and the purchase and pledge of all related Purchased Items, the applicable Seller was the sole owner of such Eligible Mortgage Loan, and all related Purchased Items, and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the sale to the Buyers and the granting of the Liens in favor of the Agent for the benefit of the Buyers hereunder. No Purchased Item was acquired (by purchase or otherwise) by any Seller from an Affiliate of any Seller other than another Seller.

            (b) The provisions of this Repurchase Agreement are intended to transfer the Purchased Items to the Buyers pursuant to a sale, but in the event that any Transaction is deemed to constitute a loan rather than a sale, this Repurchase Agreement and the other Repurchase Documents are effective to create in favor of the Agent, for the benefit of the Buyers, a valid security interest in all right, title and interest of the Sellers in, to and under the Purchased Items.

            (c) Upon (i) receipt by the Custodian of each Mortgage Note, endorsed in blank or registered in the MERS System, and each assignment of the related Mortgage, assigned in blank, by a duly authorized officer of the applicable Seller, and (ii) the issuance by the Custodian of the Trust Receipt therefor, the Agent, for the ratable benefit of the Buyers, shall have a fully perfected first priority security interest therein, in the Mortgage Loan evidenced thereby and in such Seller's interest in the related Mortgaged Property.

            (d) Upon the filing of financing statements on Form UCC-1 naming each Seller as "debtor" and the Agent, for the benefit of the Buyers, as "secured party" and describing the Purchased Items as the "collateral" in the jurisdictions and recording offices listed on Schedule 3 attached hereto, the security interests granted hereunder in the Purchased Items will constitute a fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of the Sellers in, to and under such Purchased Items which can be perfected by filing under the Uniform Commercial Code.

            6.12. Chief Executive Office/Jurisdiction of Organization. On the Effective Date, and during the four (4) months immediately preceding the Effective Date, each Seller's chief executive office, is, and has been, located at 538 Broadhollow Road, Melville, New York 11747. On the Effective Date, AHM Servicing's chief place of business is located at 4600 Regent Boulevard, Suite 200, Irving, Texas 75063. On the Effective Date, AHM's jurisdiction of organization is New York; AHM Investment's jurisdiction of organization is Maryland; Holdings' jurisdiction of organization is Delaware; AHM Acceptance's jurisdiction of organization is Maryland; and AHM Servicing's jurisdiction of organization is Maryland.

            6.13. Location of Books and Records. The location where each Seller keeps its books and records, including all computer files and records relating to the Purchased Items is its chief executive office.

            6.14. Hedging. Each Seller has entered into Interest Rate Protection Agreements in accordance with its respective hedging policy guidelines, having terms with respect to protection against fluctuations in interest rates reasonably acceptable to the Agent.

            6.15. True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Sellers to the Agent and the Buyers in connection with the negotiation, preparation or delivery of this Repurchase Agreement and the other Repurchase Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Sellers to the Agent and the Buyers in connection with this Repurchase Agreement and the other Repurchase Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of a Seller, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Repurchase Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Agent for use in connection with the transactions contemplated hereby or thereby.

            6.16. Tangible Net Worth. On the Effective Date, the Tangible Net Worth of AHM Investment and its consolidated Subsidiaries is not less than $685,000,000 plus 75% of the aggregate amount of any capital raised through its equity issuances after June 30, 2005.

            6.17. ERISA. Each Plan to which any Seller or its Subsidiaries make direct contributions, and, to the knowledge of such Seller, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. No event or condition has occurred and is continuing as to which any Seller would be under an obligation to furnish a report to the Agent under Section 7.01(d) hereof.

            6.18. [Reserved]

            6.19. Subsidiaries. Schedule 4 sets forth the name of each Subsidiary of the Sellers.

            6.20. Solvency. After giving effect to the entering into of each Transaction, (i) the amount of the "present fair saleable value" of the assets of each Seller and of such Seller and its Subsidiaries, taken as a whole, will, as of such date, exceed the amount of all "liabilities of such Seller and of such Seller and its Subsidiaries, taken as a whole, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors,
(ii) the present fair saleable value of the assets of each Seller and of such Seller and its Subsidiaries, taken as a whole, will, as of such date, be greater than the amount that will be required to pay the liabilities of such Seller and of such Seller and its Subsidiaries, taken as a whole, on their respective debts as such debts become absolute and matured, (iii) no Seller, nor any Seller and its Subsidiaries, taken as a whole, will have, as of such date, an unreasonably small amount of capital with which to conduct their respective businesses, and
(iv) each Seller and such Seller and its Subsidiaries, taken as a whole, will be able to pay their respective debts as they mature. For purposes of this Section 6.20, "debt" means "liability on a claim", "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

            6.21. Regulatory Status. No Seller is a "bank holding company" or a direct or indirect subsidiary of a "bank holding company" as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System and no Seller will become a "bank holding company" or a direct or indirect subsidiary of a "bank holding company" unless it shall have provided the Agent written notice thirty (30) days prior to such change.

            6.22. Real Estate Investment Trust. No REIT Seller has engaged in any material "prohibited transactions" as defined in Section 857(b)(6)(B)(iii) and (C) of the Code. Each REIT Seller for its current "tax year" (as defined in the Code) is and for all prior tax years subsequent to its election to be a real estate investment trust has been entitled to a dividends paid deduction under the requirements of Section 857 of the Code with respect to any dividends paid by it with respect to each such year for which it claims a deduction in its Form 1120-REIT filed with the United States Internal Revenue Service for such year.

            6.23. Compliance with Anti-Money Laundering Laws. Each Seller has complied with all applicable and anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); each Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the "Executive Order") or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the "OFAC Regulations") or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a "blocked person" for purposes of the OFAC Regulations.

            Section 7. Covenants of the Sellers

            Each Seller covenants and agrees with the Agent and each Buyer that, so long as any Transaction is outstanding and until payment in full of all Repurchase Obligations:

            7.01. Financial Statements. The Sellers shall deliver to the Agent:

            (a) as soon as available and in any event within forty-five (45) days after the end of each of the first three quarterly fiscal periods of each fiscal year of AHM Investment and its consolidated Subsidiaries, the unaudited consolidated balance sheets of AHM Investment and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the AHM Investment and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of AHM Investment, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of AHM Investment and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

            (b) as soon as available and in any event within ninety (90) days after the end of each fiscal year of AHM Investment, the consolidated balance sheets of AHM Investment and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the AHM Investment and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of AHM Investment and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default;

            (c) from time to time such other information regarding the financial condition, operations, or business of any Seller as the Agent may reasonably request; and

            (d) as soon as reasonably possible, and in any event within thirty
(30) days after a Responsible Officer of any Seller knows, or with respect to any Plan or Multiemployer Plan to which any Seller or any of its Subsidiaries makes direct contributions, has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Sellers setting forth details respecting such event or condition and the action, if any, that the Sellers or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Sellers or an ERISA Affiliate with respect to such event or condition):

            (i) any reportable event, as defined in Section 4043(c) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) calendar days after the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including without limitation the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

            (ii) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by such Seller or an ERISA Affiliate to terminate any Plan;

            (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Seller or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken, or is proposed to be taken, by PBGC with respect to such Multiemployer Plan;

            (iv) the complete or partial withdrawal from a Multiemployer Plan by such Seller or any ERISA Affiliate that results in liability under Section 4201 or 4204 of

      ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by such Seller or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

            (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against such Seller or any ERISA Affiliate to enforce
      Section 515 of ERISA, which proceeding is not dismissed within thirty (30) calendar days; and

            (vi) the adoption of an amendment to any Plan that would result in the loss of tax-exempt status of the Plan and trust of which such Plan is a part if such Seller or an ERISA Affiliate fails to provide timely security to such Plan if and as required by the provisions of Section 401(a)(29) of the Code or Section 307 of ERISA.

The Sellers will furnish to the Agent, at the time it furnishes each set of financial statements pursuant to paragraphs (a) or (b) above, a certificate of a Responsible Officer of AHM Investment to the effect that, to the best of such Responsible Officer's knowledge, each Seller during such fiscal period or year has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Repurchase Agreement and the other Repurchase Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action the Sellers have taken or proposes to take with respect thereto).

            7.02. Litigation. Each Seller will promptly, and in any event within ten (10) calendar days after service of process on any of the following, give to the Agent notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting such Seller or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Repurchase Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $5,000,000, (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect, or (iii) requires filing with the Securities and Exchange Commission in accordance with the 1934 Act and any rules thereunder.

            7.03. Existence, etc. Each Seller will:

            (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 7.03(a) shall prohibit any transaction expressly permitted under
Section 7.04 hereof);

            (b) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all Prescribed Laws, all environmental laws, all laws with respect to unfair and deceptive lending practices and Predatory

Lending Practices) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

            (c) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

            (d) not move its chief executive office from the address referred to in Section 6.12 or change its jurisdiction of organization from the jurisdiction referred to in Section 6.12 unless it shall have provided the Agent thirty (30) calendar days' prior written notice of such change;

            (e) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in conformance with GAAP;

            (f) at all times during the term of this Repurchase Agreement regardless of whether subject to a Transaction at such time, permit representatives of the Agent, during normal business hours, to examine, copy and make extracts from its books and records (including, without limitation the Title Insurance Policies), to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Agent; and

            (g) (i) to hold each Title Insurance Policy for the benefit of the Agent on behalf of the Buyers; (ii) to hold each Title Insurance Policy at the office of AHM Investment located at 538 Broadhollow Road, Melville, New York 11747 unless the Sellers shall have provided thirty (30) days' prior written notice of any change in location, and (iii) to segregate each Title Insurance Policy with respect to Mortgage Loans that have been pledged to the Agent, for the ratable benefit of the Buyers hereunder from title insurance policies unrelated to such Mortgage Loans and held at the same location.

            7.04. Prohibition of Fundamental Changes. No Seller shall enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that a Seller may merge or consolidate with (a) any wholly owned subsidiary of such Seller, or (b) any other Person if such Seller is the surviving corporation; and provided further, that if after giving effect thereto, no Default would exist hereunder.

            7.05. Margin Deficiency. If at any time there exists a Margin Deficiency the Sellers shall cure same in accordance with Section 2.06 hereof.

            7.06. Notices. The Sellers shall give notice to the Agent:

            (a) promptly upon receipt of notice or knowledge of the occurrence of any Default;

            (b) with respect to any Purchased Loan, immediately upon receipt of any principal prepayment (in full or partial) of such Purchased Loan;

            (c) with respect to any Purchased Loan, immediately upon receipt of notice or knowledge that the underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the Recognized Value of such Purchased Loan;

            (d) promptly upon receipt of notice or knowledge of (i) any event of default (or any substantially similar event, however denominated) related to any Purchased Item, (ii) any Lien or security interest (other than security interests created hereby or by the other Repurchase Documents) on, or claim asserted against, any Purchased Item or (iii) any event or change in circumstances which could reasonably be expected to have a Material Adverse Effect;

            (e) promptly upon any change in the market value of any or all of any Seller's assets which could reasonably be expected to have a Material Adverse Effect; and

            (f) of the execution of any Guarantee by any Seller from and after the Effective Date, notice of which shall be given monthly (contemporaneous with the delivery of the monthly production report required pursuant to Section 7.08(a) below) with respect to any Guarantees executed during the preceding calendar month.

            Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of each applicable Seller setting forth details of the occurrence referred to therein and stating what action such Seller has taken or proposes to take with respect thereto.

            7.07. Hedging. The Sellers shall at all times maintain Interest Rate Protection Agreements in accordance with their respective hedging policy guidelines, which guidelines are reasonably acceptable to the Agent in its sole discretion. The Interest Rate Protection Agreements maintained by the Sellers shall have terms with respect to protection against fluctuations in interest rates reasonably acceptable to the Agent. The Sellers shall deliver to the Agent monthly a written summary of the notional amount of all outstanding Interest Rate Protection Agreements.

            7.08. Reports. (a) The Sellers shall provide the Agent with a monthly production report, which shall include a summary of all loans closed by the Sellers and all loan applications approved by the Sellers during the preceding calendar month.

            (b) The Sellers shall provide the Agent with a quarterly report, which report shall include, among other items, a summary of each Seller's delinquency and loss experience with respect to mortgage loans serviced by the Sellers, any Servicer of any designee of either, plus any such additional reports as the Agent may reasonably request with respect to any Seller's or Servicer's servicing portfolio or pending originations of mortgage loans.

            7.09. Underwriting Guidelines. (a) Without the prior written consent of the Agent, the Sellers shall not make any material change to the Underwriting Guidelines or originate Mortgage Loans in a manner inconsistent with the Underwriting Guidelines. Notwithstanding the preceding sentence, in the event that the Sellers make any material change to the Underwriting Guidelines, the Sellers shall promptly deliver to the Agent a complete copy of the revised Underwriting Guidelines.

            (b) Each Seller shall originate Eligible Mortgage Loans in a manner which is consistent with sound underwriting and appraisal practices, and in compliance with applicable federal and state consumer protection laws including, without limitation, all laws with respect to unfair or deceptive practices and all laws relating to Predatory Lending Practices.

            7.10. Transactions with Affiliates. No Seller will enter into any transaction, including without limitation any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Repurchase Agreement, (b) in the ordinary course of such Seller's business and (c) upon fair and reasonable terms no less favorable to such Seller than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section 7.10 to any Affiliate. In no event shall any Seller sell to the Buyers or pledge to the Agent, for the ratable benefit of the Buyers, hereunder any Purchased Loan acquired by such Seller from any Affiliate of such Seller which is not a Seller hereunder.

            7.11. Limitation on Liens. The Sellers will defend the Purchased Items against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to any Purchased Item, other than the security interests created under this Repurchase Agreement, and the Sellers will defend the right, title and interest of the Agent and the Buyers in and to all of the Purchased Items against the claims and demands of all persons whomsoever.

            7.12. Limitation on Guarantees. The Sellers shall not create, incur, assume or suffer to exist any Guarantees, except for Guarantees from time to time disclosed to the Agent and solely to the extent such Guarantees are (i) given only in respect of Indebtedness of a Person which is a consolidated Subsidiary of AHM Investment, (ii) not secured by any assets other than the collateral, if any, pledged by the primary obligor which obligations are guaranteed as security for such primary obligor's Indebtedness and (iii) promptly, and in any event within 10 days after the incurrence thereof, disclosed in writing to the Agent.

            7.13. Limitation on Distributions. After the occurrence and during the continuation of any Event of Default, no Seller shall make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of such Sellers, whether now or hereafter outstanding, or make any other distribution in respect of any of the foregoing or to any shareholder or equity owner of such Seller, either directly or indirectly, whether in cash or property or in obligations of such Seller or any of such Seller's consolidated Subsidiaries except distributions in cash or other property to the extent required to satisfy the REIT Distribution Requirement; provided, for the avoidance of doubt, that after the occurrence and during the continuation of any Event of Default, neither Holdings, AHM, AHM Investment nor AHM Servicing shall make any distributions as set forth in this Section 7.13.

            7.14. Servicer; Servicer Report. The Sellers shall provide to the Agent on the tenth (10th) Business Day of each month a Servicer Report with respect to all Purchased Loans related to Transactions outstanding hereunder and, in connection with the effectiveness of Regulation AB promulgated by the Securities and Exchange Commission (as such regulation may be amended or modified from time to time, "Reg AB"), each Seller shall provide, or shall cause each Servicer to cooperate with the Buyer in providing, such statements and reports as are required by and in conformance with Reg AB. The Sellers shall not cause or permit any Purchased Loan to be serviced by any Person other than the Servicer.

            7.15. Required Filings. Upon request of the Agent, each Seller shall promptly provide the Agent with copies of all documents which such Seller or any Affiliate of such Seller is required to file with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder.

            7.16. No Adverse Selection. No Seller has selected any Purchased
Item in a manner so as to adversely affect the interests of the Buyers or the Agent therein.

            7.17. Remittance of Prepayments. The Sellers shall remit, with sufficient detail to enable the Agent to appropriately identify the Purchased Loan to which any amount remitted applies, to the Agent on each Thursday (or the next Business Day if such Thursday is not a Business Day) all principal prepayments that the Sellers have received during the previous week.

            7.18. Agency Approvals. Should the Sellers, for any reason, cease to possess all such applicable Agency Approvals, or should notification to the relevant Agency be required, the Sellers shall so notify the Agent immediately in writing. Notwithstanding the preceding sentence, each Seller shall take all necessary action to maintain all of its (and each Servicer's) applicable Agency Approvals at all times during the term of this Repurchase Agreement and so long as any Transaction remains outstanding.

            7.19. [Reserved]

            7.20. MERS Designated Mortgage Loans. With respect to each MERS Designated Mortgage Loan, the Seller shall not identify, or permit to be identified, any party in the field "interim funder" or "warehouse lender associate member" on the MERS(R) System without the express written consent of the Agent.

            7.21. Title Insurance Policies. The applicable Seller shall promptly (but in any event not later than ten (10) days following the date of origination of each Purchased Loan) deliver the original attorney's opinion of title and abstract of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, the irrevocable commitment to issue the same with respect to each Purchased Loan (each, a "Title Insurance Policy") to AHM Investment to be held for the benefit of the Agent on behalf of the Buyers at the office of AHM Investment located at 538 Broadhollow Road, Melville, New York 11747.

            7.22. Financial Covenants.

            (a) Maintenance of Tangible Net Worth. The Tangible Net Worth of AHM Investment and its consolidated Subsidiaries shall at no time be less than the sum of (i) $685,000,000 plus (ii) an amount equal to 75% of the amount of any equity raised in a public offering by AHM Investment or any of its consolidated Subsidiaries from and after June 30, 2005.

            (b) Maintenance of Profitability. The Net Income (before income taxes and any permitted distributions) of AHM Investment and its consolidated Subsidiaries for any two (2) consecutive fiscal quarters shall not be less than $1.00.

            (c) Recognized Assets. The amount of Recognized Assets shall at no time be less than the amount of Total Liabilities.

            Section 8. Events of Default. Each of the following events shall constitute an event of default (an "Event of Default") hereunder:

            (a) any Seller shall default in the payment of any Repurchase Price or Price Differential on any Transaction when due (whether at stated maturity, upon acceleration or at mandatory or optional prepayment or repurchase); or

            (b) any Seller shall fail to cure any Margin Deficiency in accordance with Section 2.06 of this Repurchase Agreement; or

            (c) any Seller shall default in the payment of any other amount payable by it hereunder or under any other Repurchase Document after notification by the Agent of such default, and such default shall have continued unremedied for five (5) Business Days; or

            (d) any representation, warranty or certification made or deemed made herein or in any other Repurchase Document by any Seller or any certificate furnished to the Agent pursuant to the provisions hereof or thereof shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Recognized Value of the Purchased Loans; unless (i) such Seller shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made or (ii) any such representations and warranties have been determined by the Agent in its sole discretion to be materially false or misleading on a regular basis); or

            (e) any Seller shall fail to comply with the requirements of Section 7.03(a), Section 7.04, Section 7.05, Section 7.06, or Sections 7.09 through 7.22 hereof; or any Seller shall otherwise fail to comply with the requirements of
Section 7.03 hereof and such default shall continue unremedied for a period of five (5) Business Days; or any Seller shall fail to observe or perform any other covenant or agreement contained in this Repurchase Agreement or any other Repurchase Document and such failure to observe or perform shall continue unremedied for a period of seven (7) Business Days; or

            (f) at all times during the term of the Repurchase Agreement, regardless of whether subject to a Transaction at such time, a final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against any Seller or any of their Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge, by an insurance company or otherwise) or bonded, or a stay of execution thereof shall not be procured, within thirty (30) calendar days from the date of entry thereof, and any Seller or any such Affiliate shall not, within said period of thirty (30) calendar days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

            (g) any Seller shall admit in writing its inability to pay its debts as such debts become due; or

            (h) any Seller or any of its Affiliates shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code,
(iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or

            (i) a proceeding or case shall be commenced, without the application or consent of any Seller or any of its Affiliates, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of any Seller or any such Affiliate or of all or any substantial part of its property, or (iii) similar relief in respect of any Seller or any such Affiliate under any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of thirty (30) or more days; or an order for relief against any Seller or any such Affiliate shall be entered in an involuntary case under the Bankruptcy Code; or

            (j) the Custodial Agreement or any Repurchase Document shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Seller; or

            (k) any Seller shall grant, or suffer to exist, any Lien on any Purchased Item except the Liens contemplated hereby; or the Liens contemplated hereby shall cease to be first priority perfected Liens on the Purchased Items in favor of the Agent, for the benefit of the Buyers, or shall be Liens in favor of any Person other than the Agent, for the benefit of the Buyers; or

            (l) any Seller or any of its Affiliates shall be in default (i) under any note, indenture, loan agreement, repurchase agreement, guaranty, swap agreement or any other contract to which it is a party which default involves the failure to pay a matured obligation, or permits the acceleration of the maturity of obligations by any other party to or beneficiary of such note, indenture, loan agreement, repurchase agreement, guaranty, swap agreement or other contract in an amount greater than $10,000,000 or (ii) under any MS Indebtedness; or

            (m) any materially adverse change in the Property, business, financial condition or prospects of any Seller or any of its Affiliates shall occur, in each case as determined by the Agent in its sole discretion, or any other condition shall exist which, in the Agent's sole discretion, constitutes a material impairment of the such Seller's ability to perform its obligations under this Repurchase Agreement or any other Repurchase Document; or

            (n) MS & Co.'s corporate bond rating has been lowered or downgraded to a rating below A- by S&P or A3 by Moody's and the Sellers shall have failed to repay all amounts owing to the Buyers under this Repurchase Agreement and the other Repurchase Documents within 120 calendar days following such downgrade; or

            (o) the discovery by the Agent of a condition or event which existed at or prior to the execution hereof and which the Agent, in its sole discretion, determines materially and adversely affects: (i) the condition (financial or otherwise) of any Seller, any of its Subsidiaries or Affiliates; or (ii) the ability of either any Seller or the Agent or any Buyer to fulfill its respective obligations under this Repurchase Agreement; or

            (p) the Electronic Tracking Agreement shall for whatever reason be terminated or cease to be in full force and effect and the Agent shall not have received an Assignment of Mortgage with respect to each MERS Designated Mortgage Loan identified by the Agent, in blank, in recordable form, but unrecorded; or

            (q) the failure of any REIT Seller to at any time continue to be (i) qualified as a real estate investment trust as defined in Section 856 of the Code and (ii) entitled to a dividend paid deduction under Section 857 of the Code with respect to dividends paid by it with respect to each taxable year for which it claims a deduction on its Form 1120 - REIT filed with the United States Internal Revenue Service for such year, or the entering into by any REIT Seller of any material "prohibited transactions" as defined in Sections 857(b) and 856(c) of the Code.

            Section 9. Remedies Upon Default.

            (a) An Event of Default shall be deemed to be continuing unless expressly waived by the Agent in writing. Upon the occurrence of one or more Events of Default hereunder, each Buyer's obligation to enter into any additional Transactions under this Repurchase Agreement shall automatically terminate without further action by any Person. Upon the occurrence of one or more Events of Default other than those referred to in Section 8(g) or (h), the Agent may immediately declare the Repurchase Price of the Transactions then outstanding to be immediately due and payable, together with all Price Differential thereon and fees and expenses accruing under this Repurchase Agreement. Upon the occurrence and during the continuance of an Event of Default referred to in Section 8(g) or (h), such amounts shall immediately and automatically become due and payable without any further action by any Person. Upon such declaration or such automatic acceleration, all amounts outstanding hereunder shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Seller.

            (b) Upon the occurrence of one or more Events of Default, the Agent shall have the right to obtain physical possession of the Servicing Records and all other files of the

Sellers relating to the Purchased Items, and all documents relating to the Purchased Items which are then or may thereafter come in to the possession of the Sellers or any third party acting for the Sellers and the Sellers shall deliver to the Agent such assignments as the Agent shall request. The Agent shall be entitled to specific performance of all agreements of the Sellers contained in this Repurchase Agreement.

            (c) If any Event of Default shall occur and be continuing, (i) all proceeds of Purchased Items received by the Sellers consisting of cash, checks and other near-cash items shall be held by the Sellers in trust for the Buyers, segregated from other funds of the Sellers, and shall forthwith upon receipt by any Seller be turned over to the Agent, for the account of the Buyers, in the exact form received by such Seller (duly endorsed by such Seller to the Agent, if required) and (ii) any and all such proceeds received by the Buyers (whether from a Seller or otherwise) may, in the sole discretion of the Agent, be held by the Agent as collateral security for, and/or then or at any time thereafter may be applied by the Agent against, the Repurchase Obligations (whether matured or unmatured), such application to be in such order as the Agent shall elect. Any balance of such proceeds remaining after the Repurchase Obligations shall have been paid in full and this Repurchase Agreement shall have been terminated shall be paid over to the applicable Seller or to whomsoever may be lawfully entitled to receive the same. For purposes hereof, proceeds shall include, but not be limited to, all principal and interest payments, all prepayments and payoffs, insurance claims, condemnation awards, sale proceeds, real estate owned rents and any other income and all other amounts received with respect to any Purchased Items.

            (d) If a Default shall occur and be continuing, the Agent may, at its option, enter into one or more Interest Rate Protection Agreements covering all or a portion of the Purchased Loans and the Sellers shall be responsible for all damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against the Agent relating to or arising out of such Interest Rate Protection Agreements, including without limitation any losses resulting from such Interest Rate Protection Agreements. If an Event of Default shall occur and be continuing, the Agent may exercise, in addition to all other rights and remedies granted to it in this Repurchase Agreement and in any other instrument or agreement securing, evidencing or relating to the Repurchase Obligations, all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, the Agent without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Seller or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Purchased Items, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Purchased Items or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker's board or office of the Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Purchased Items so sold, free of any right or equity of redemption in any Seller, which right or equity is hereby waived or released. The Sellers further agree, at the Agent's request, to assemble the Purchased Items and make it available to the Agent at places which the Agent shall reasonably select, whether at a Seller's premises or elsewhere. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Purchased Items or in any way relating to the Purchased Items or the rights of the Agent or the Buyers hereunder, including without limitation reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Repurchase Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required or permitted by any provision of law, including without limitation Sections 9-608(a) and 9-615(a) of the Uniform Commercial Code, need the Agent account for the surplus, if any, to any Seller. To the extent permitted by applicable law, each Seller waives all claims, damages and demands it may acquire against the Agent or any Buyer arising out of the exercise by the Agent or any Buyer of any of their rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of the Agent or any Buyer. If any notice of a proposed sale or other disposition of the Purchased Items shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) calendar days before such sale or other disposition. The Sellers shall remain liable for any deficiency (plus accrued interest thereon at the Post-Default Rate and the fees and disbursements of any attorneys employed by the Buyer to collect any such deficiency) if the proceeds of any sale or other disposition of the Purchased Items are insufficient to pay the Repurchase Obligations and the fees and disbursements of any attorneys employed by the Agent or the Buyers to collect such deficiency.

            Section 10. The Agent.

            10.01. Appointment. Each Buyer hereby irrevocably designates and appoints Morgan Stanley Bank, and Morgan Stanley Bank hereby accepts such designation and appointment, as the Agent of such Buyer under this Repurchase Agreement and the other Repurchase Documents, and each such Buyer irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Repurchase Agreement and the other Repurchase Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Repurchase Agreement and the other Repurchase Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Repurchase Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Buyer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Repurchase Agreement or any other Repurchase Document or otherwise exist against the Agent.

            10.02. Delegation of Duties. The Agent may execute any of its duties under this Repurchase Agreement and the other Repurchase Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            10.03. Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action
lawfully taken or omitted to be taken by it or such Person under or in connection with this Repurchase Agreement or any other Repurchase Document (except for its or such Person's own gross negligence or willful misconduct) or
(ii) responsible in any manner to any of the Buyers for any recitals, statements, representations or warranties made by any Seller or any officer thereof contained in this Repurchase Agreement or any other Repurchase Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Repurchase Agreement or any other Repurchase Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Repurchase Agreement or any other Repurchase Document or for any failure of any Seller to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Buyer to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Repurchase Agreement or any other Repurchase Document, or to inspect the properties, books or records of the Sellers.

            10.04. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Sellers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Repurchase Agreement or any other Repurchase Document unless it shall first receive such advice or concurrence of the Buyers as it deems appropriate or it shall first be indemnified to its satisfaction by the Buyers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Repurchase Agreement and the other Repurchase Documents in accordance with a request of the Buyers, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Buyers and all future holders of the Purchased Loans or any interests therein.

            10.05. Notices. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Buyer or a Seller referring to this Repurchase Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Buyers. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Buyers; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Buyers.

            10.06. Indemnification. The Buyers agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Sellers and without limiting the obligation of the Sellers to do so), ratably according to their respective Facility Exposures in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of any Repurchase Price) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, the Commitments, this Repurchase Agreement, any of the other Repurchase Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Buyer shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of all amounts of Repurchase Price and all other amounts payable hereunder.

            10.07. Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Sellers as though the Agent were not the Agent hereunder and under the other Repurchase Documents. With respect to the Transactions entered into by it, the Agent shall have the same rights, powers and obligations under this Repurchase Agreement and the other Repurchase Documents as any Buyer and may exercise the same as though it were not the Agent, and the terms "Buyer" and "Buyers" shall include the Agent in its individual capacity.

            10.08. Non-Reliance on Agent and Other Buyers. Each Buyer expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of any Seller, shall be deemed to constitute any representation or warranty by the Agent to any Buyer. Each Buyer represents to the Agent that it has, independently and without reliance upon the Agent or any other Buyer, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Seller and made its own decision to enter into Transactions and enter into this Repurchase Agreement. Each Buyer also represents that it will, independently and without reliance upon the Agent or any other Buyer, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Repurchase Agreement and the other Repurchase Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of each Seller. Except for notices, reports and other documents expressly required to be furnished by any Seller to the Agent hereunder or under the other Repurchase Documents, which the Agent must distribute promptly to the other Buyers, the Agent shall not have any duty or responsibility to provide any Buyer with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of each Seller which may come into the possession of the Agent or any of its officers, directors, employees, attorneys-in-fact or Affiliates.

            10.09. Successor Agent. The Agent may resign as Agent upon thirty
(30) calendar days' notice to the Buyers and the Sellers. If the Agent shall resign as Agent under this Repurchase Agreement and the other Repurchase Documents, then the Buyers shall appoint from among the Buyers a successor Agent for the Buyers, which successor Agent shall be approved by each Seller (unless an Event of Default has occurred and is continuing), and any such successor Agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor Agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Repurchase Agreement or any holders of the Purchased Loans. If no successor Agent has been appointed and shall have accepted such appointment within thirty (30) calendar days after the retiring Agent's giving notice of its resignation, then the retiring Agent, on behalf of the Buyers, may appoint an Agent which shall (unless an Event of Default has occurred and is continuing) be reasonably acceptable to each Seller. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations, under this Repurchase Agreement and the other Repurchase Documents. After any retiring Agent's resignation as Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Repurchase Agreement and the other Repurchase Documents.

            Section 11. Miscellaneous.

            11.01. Waiver. No failure on the part of the Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Repurchase Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Repurchase Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

            11.02. Notices. Except as otherwise expressly permitted by this Repurchase Agreement, all notices, requests and other communications provided for herein and under the Custodial Agreement (including without limitation any modifications of, or waivers, requests or consents under, this Repurchase Agreement) shall be given or made in writing (including without limitation by telex, telecopy or facsimile) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party provided, that a copy of all notices given under Section 7.01 shall simultaneously be delivered to Credit Department, Morgan Stanley, 1221 Avenue of the Americas, 35th Floor, New York, New York 10036; Attention: Cindy Tse. Except as otherwise provided in this Repurchase Agreement and except for notices given under Section 2 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telex, telecopy, facsimile (with written confirmation of successful transmission received) or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

            11.03. Indemnification and Expenses.

            (a) Each Seller agrees to hold the Agent and each Buyer, and their respective Affiliates and officers, directors, employees, agents and advisors (each an "Indemnified Party") harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, the "Costs") relating to or arising out of this Repurchase Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Repurchase Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than any Indemnified Party's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Purchased Loans relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation laws with respect to unfair or deceptive lending practices and Predatory Lending Practices, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act, that, in each case, results from anything other than such Indemnified Party's gross negligence or willful misconduct.

            (b) In any suit, proceeding or action brought by an Indemnified Party in connection with any Purchased Loan for any sum owing thereunder, or to enforce any provisions of any Purchased Loan, each Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by any Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from any Seller. Each Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all such Indemnified Party's costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party's rights under this Repurchase Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel. Each Seller hereby acknowledges that the obligations of such Seller hereunder are recourse obligations of such Seller.

            (c) The Sellers, jointly and severally, agree to pay as and when billed by the Agent all of the reasonable out-of-pocket costs and expenses incurred by the Agent and the Buyers in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Repurchase Agreement, any other Repurchase Document or any other documents prepared in connection herewith or therewith. The Sellers, jointly and severally, agree to pay as and when billed by the Agent all of such out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation (i) all the reasonable fees, disbursements and expenses of counsel to the Agent and the Buyers and (ii) all the due diligence, inspection, testing and review costs and expenses incurred by the Agent and the Buyers with respect to the Purchased Items under this Repurchase Agreement, including, but not limited to, those costs and expenses incurred by the Agent and the Buyers pursuant to Sections 11.03(a), 11.15 and 11.16 hereof; provided, however, that in no event shall the Sellers be required to reimburse the Agent or the Buyers for due diligence costs and expenses pursuant to Section 11.16 in excess of $25,000 for any calendar year.

            11.04. Amendments. Except as otherwise expressly provided in this Repurchase Agreement, any provision of this Repurchase Agreement may be modified or supplemented only by an instrument in writing signed by the Sellers, the Buyers and the Agent and any provision of this Repurchase Agreement may be waived by the Agent.

            11.05. Assignments and Participations. (a) No Seller may assign or delegate any of its rights or obligations under this Repurchase Agreement without the express written consent of the Agent and any assignment or delegation that is attempted in contravention of this provision shall be null and void, ab initio. The Buyer may assign and delegate to one or more Persons all or a portion of its rights and obligations under this Repurchase Agreement; provided, however, that the parties to each such assignment shall execute and deliver an Assignment and Acceptance substantially in the form of Exhibit C, with appropriate completions (an "Assignment and Acceptance).

            (b) Upon such execution and delivery, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Buyer hereunder, and (ii) the Buyer assignor thereunder shall, to the extent that any rights and obligations hereunder have been assigned and delegated by it, and accepted and assumed by the assignee pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Repurchase Agreement.

            (c) Any Buyer may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Repurchase Agreement; provided, however, that (i) such Buyer's obligations under this Repurchase Agreement shall remain unchanged, (ii) such Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Sellers shall continue to deal solely and directly with the Agent in connection with such Buyer's rights and obligations under and in respect of this Repurchase Agreement and the other Repurchase Documents. Notwithstanding the terms of Section 3.03, each participant of a Buyer shall be entitled to the additional compensation and other rights and protections afforded to Buyers under Section 3.03 to the same extent as such Buyer would have been entitled to receive them with respect to the participation sold to such participant.

            (d) Any Buyer may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.05, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to any Seller or any of its Subsidiaries or to any aspect of the Transactions that has been furnished to such Buyer by or on behalf of such Seller or any of its Subsidiaries; provided, that any participant shall agree to abide by the confidentiality provisions set forth in Section 11.20 hereof.

            (e) Any Buyer may at any time create a security interest in all or any portion of its rights under this Repurchase Agreement (including, without limitation, the Repurchase Obligations owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Buyer from its obligations hereunder.

            (f) Without limitation of the foregoing, upon the occurrence and during the continuance of an Event of Default, any Buyer may assign all or any portion of its rights and obligations hereunder to any Person, provided that upon the effective date of such assignment such Person shall become a party hereto and a Buyer hereunder and shall be (i) entitled to all the rights, benefits and privileges accorded Buyer under the Repurchase Documents, and (ii) subject to all the duties and obligations of a Buyer under the Repurchase Documents.

            11.06. Successors and Assigns. This Repurchase Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            11.07. Survival. The obligations of the Sellers under Sections 3.03 and 11.03 hereof shall survive the payment of all Repurchase Obligations and the termination of this Repurchase Agreement. In addition, each representation and warranty made or deemed to be made by a request for a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, and the Buyers shall not be deemed to have waived, by reason of entering into of any Transaction, any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that the Buyers may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Transaction was entered into.

            11.08. Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Repurchase Agreement.

            11.09. Counterparts. This Repurchase Agreement may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Repurchase Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Repurchase Agreement in Portable Document Format
(PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Repurchase Agreement.

            11.10. Repurchase Agreement Constitutes Security Agreement; Governing Law. This Repurchase Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York and shall constitute a security agreement within the meaning of the Uniform Commercial Code.

            11.11. Submission To Jurisdiction; Waivers. Each Seller hereby irrevocably and unconditionally:

            (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS REPURCHASE AGREEMENT AND THE OTHER REPURCHASE DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

            (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW,

WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

            (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE AGENT SHALL HAVE BEEN NOTIFIED; AND

            (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

            11.12. WAIVER OF JURY TRIAL . EACH OF THE SELLERS, THE AGENT AND THE BUYERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS REPURCHASE AGREEMENT, ANY OTHER REPURCHASE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            11.13. Acknowledgments. Each Seller hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Repurchase Agreement and the other Repurchase Documents;

            (b) neither the Agent nor any Buyer has a fiduciary relationship to any Seller, and the relationship between each Seller and each Buyer is solely that of debtor and creditor; and

            (c) no joint venture exists between any Buyer and any Seller.

            11.14. Hypothecation or Pledge of Purchased Loans. Each Buyer shall have free and unrestricted use of all Purchased Items and nothing in this Repurchase Agreement shall preclude the Buyers from engaging in repurchase transactions with the Purchased Items or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Items, on terms, and subject to conditions, within the Buyer's absolute discretion. Nothing contained in this Repurchase Agreement shall obligate the Agent or the Buyers to segregate any Purchased Items delivered to the Agent or the Buyers by the Sellers. Notwithstanding the foregoing, no such pledge, repledge, transfer, hypothecation or rehypothecation shall impair the Seller's rights with respect to the Purchased Items hereunder.

            11.15. Servicing.

            (a) Each Seller covenants to maintain or cause to be maintained the servicing of the Purchased Loans in conformity with Accepted Servicing Practices and in a manner at least equal in quality to the servicing such Servicer provides for mortgage loans which it owns. In the event that the preceding language is interpreted as constituting one or more servicing contracts, the Agent may terminate each such servicing contract at any time and at no cost or expense to the Agent (or the Buyer). Each Seller acknowledges that neither the Buyers nor the Agent shall have any duties and shall not assume any obligations of the related Seller or the Servicer with respect to servicing the Purchased Loans, including without limitation, duties owed to the Servicer, payment of any reimbursement or indemnification, or payment of any servicing fees or any other fees due the Servicer.

            (b) If any Purchased Loans are serviced by a Seller, such Seller hereby (i) acknowledges that the Purchased Loans are being sold to the Buyers hereunder on a servicing released basis, (ii) agrees that the Agent is the collateral assignee of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer files, copies of computer files, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Purchased Loans (the "Servicing Records"), and (iii) such Seller grants the Agent, for the ratable benefit of the Buyers, a security interest in all servicing fees and rights relating to such Purchased Loans and all Servicing Records to secure the obligation of each Seller or its designee to service in conformity with this Section and any other obligation of the Sellers to the Buyers. The Sellers covenant to safeguard such Servicing Records and to deliver them promptly to the Agent or its designee (including the Custodian) at the Agent's request.

            (c) The applicable Seller shall provide (i) a copy of each applicable servicing agreement to the Agent, which shall be in form and substance reasonably acceptable to the Agent (each, a "Servicing Agreement"),
(ii) a Servicer Notice and Agreement substantially in the form of Exhibit G hereto (a "Servicer Notice") and (iii) hereby irrevocably assigns to the Agent, for the ratable benefit of the Buyers, and the Agent's successors and assigns, all right, title and interest of the Sellers in, to and under, and the benefits of, any Servicing Agreement with respect to the applicable Purchased Loans. Any successor or assignee of a Servicer shall be approved in writing by the Agent and shall acknowledge and agree to a Servicer Notice and Agreement prior to such successor's assumption of servicing obligations with respect to such Purchased Loans.

            (d) If the Servicer of any Purchased Loans is a Seller or the Servicer is an Affiliate of a Seller, such Seller shall provide to the Agent a letter from the Seller or the Servicer, as the case may be, to the effect that upon the occurrence of an Event of Default, the Agent may terminate any applicable Servicing Agreement and in any event transfer servicing to the Agent's designee, at no cost or expense to the Agent, it being agreed that the Sellers will pay any and all fees required to terminate such Servicing Agreement and to effectuate the transfer of servicing to the designee of the Agent.

            (e) After the Purchase Date for any Purchased Loan, until such Purchased Loan is repurchased by the Seller and possession of such Purchased Loan is relinquished by the Custodian, the Sellers will have no right to modify or alter the terms of such Purchased Loan and the Sellers will have no obligation or right to repossess such Purchased Loan or substitute another Purchased Loan, except as provided in the Custodial Agreement. Each Seller acknowledges that if the terms of any Purchased Loan are modified or otherwise altered, the Agent may reduce the Recognized Value of such Purchased Loan as a result thereof.

            (f) In the event that a Seller or Affiliate of a Seller is servicing any Purchased Loans, such Seller shall permit the Agent from time to time to inspect such Seller's or its Affiliate's servicing facilities, as the case may be, for the purpose of satisfying the Agent that such Seller or its Affiliate, as the case may be, has the ability to service the Purchased Loans as provided in this Repurchase Agreement.

            11.16. Periodic Due Diligence Review. Each Seller acknowledges that the Agent has the right to perform continuing due diligence reviews with respect to the Purchased Loans and the manner in which they were originated, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, each Seller agrees that, unless a Default has occurred (in which case no notice is required) upon reasonable (but no less than one (1) Business Day's) prior notice to the Sellers, the Agent or its authorized representatives will be permitted during normal business hours (so long as no Default shall have occurred, at a time mutually acceptable to the parties) to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to the Purchased Loans in the possession or under the control of any Seller and/or, pursuant to the Custodial Agreement, the Custodian. The Sellers also shall make available to the Agent a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Purchased Loans. Without limiting the generality of the foregoing, each Seller acknowledges that the Agent may enter into Transactions on behalf of the Buyers hereunder based solely upon the information provided by the Sellers to the Agent in the Mortgage Loan Data File and the representations, warranties and covenants contained herein, and that the Agent, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Loans relating to such Transactions, including without limitation ordering new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Purchased Loan. The Agent may underwrite such Purchased Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Each Seller agrees to cooperate with the Agent and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Agent and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Loans in the possession, or under the control, of any Seller (including, without limitation, copies of any diligence reports or credit analyses conducted by, for or on behalf of any Seller). Subject to Section 11.03(c), each Seller further agrees that the Sellers shall reimburse the Agent for any and all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with the Agent's activities pursuant to this Section 11.16.

            11.17. Set-Off. In addition to any rights and remedies of the Buyers provided by this Repurchase Agreement and by law, each Buyer shall have the right, without prior notice to any Seller, any such notice being expressly waived by each Seller to the extent permitted by applicable law, upon any amount becoming due and payable by any Seller hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by any Buyer or any Affiliate thereof to or for the credit or the account of the Sellers. Each Buyer agrees promptly to notify the Sellers after any such set-off and application made by such Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.

            11.18. Joint and Several Liability. Each Seller hereby acknowledges and agrees that such Seller shall be jointly and severally liable to the Agent and the Buyers to the maximum extent permitted by applicable law for all representations, warranties, covenants, obligations and indemnities of each Seller hereunder.

            11.19. Intent.

            (a) The parties intend and acknowledge that each Transaction is a "repurchase agreement" and a "master netting agreement" as each such term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Eligible Loans subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

            (b) It is understood that any party's right to liquidate Purchased Loans delivered to it in connection with any Transaction entered into hereunder, or to exercise any other remedies pursuant to the terms of this Repurchase Agreement, is a contractual right to liquidate, terminate or accelerate such Transaction as described in Sections 555, 559 and 561 of Title 11 of the United States Code, as amended.

            (c) The parties agree and acknowledge that, if a party hereto is an "insured depository institution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then each Transaction hereunder is a "qualified financial contract," as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

            (d) It is understood that this agreement constitutes a "netting contract" as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a "covered contractual payment entitlement" or "covered contractual payment obligation", respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a "financial institution" as that term is defined in FDICIA).

            11.20. Treatment of Certain Information. The parties hereto hereby acknowledge and agree that all information provided by one or the other regarding the terms set forth in any of the Repurchase Documents or the Transactions contemplated thereby (the "Confidential Information") shall be kept confidential and shall not be divulged to any Person without the prior written consent of the other parties hereto, except to the extent that (i) it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable law, regulation or court order, (ii) any of the Confidential Information is in the public domain, other than due to a breach of this provision or (iii) the Buyers or the Agent may determine in good faith to be necessary to disclose in connection with the exercise of any of its rights or remedies; provided, that in no event shall any Customer Information be disclosed or used except in compliance with the Privacy Requirements. Notwithstanding anything to the contrary contained herein or in any other Repurchase Document, all Persons may disclose to any and all Persons, without limitation of any kind, the federal income tax treatment of the Transactions and other transactions contemplated by this Repurchase Agreement or any other Repurchase Document, any fact relevant to understanding such federal tax treatment and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment.

            11.21. Substitution. This Repurchase Agreement substitutes and replaces in its entirety the Existing Loan Agreement. All Loans, as defined in and outstanding under the Existing Loan Agreement shall, as of the Effective Date hereof, be deemed, mutatis mutandis, to be Transactions outstanding under this Repurchase Agreement and upon the Effective Date hereof, without limiting the scope of any other conforming changes necessary to be made, (i) the aggregate unpaid principal amount of all such Loans shall be deemed to be Purchase Price outstanding hereunder, (ii) all amounts of accrued and unpaid interest shall be deemed to be accrued and unpaid Price Differential hereunder,
(iii) all other amounts owing by the Sellers who are borrowers under the Existing Loan Agreement shall be included in the aggregate Repurchase Price outstanding hereunder and (iv) all Collateral (as defined in and pledged under the Existing Loan Agreement) shall be deemed to be Purchased Items hereunder.

            11.22. Disclosure Relating to Certain Federal Protections. The parties acknowledge that they have been advised that:

            (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission ("SEC") under Section 15 of the Securities Exchange Act of 1934 ("1934 Act"), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 ("SIPA") do not protect the other party with respect to any Transaction hereunder;

            (b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

            (c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Federal Savings and Loan Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

                   [SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

            IN WITNESS WHEREOF, the parties hereto have caused this Repurchase Agreement to be duly executed and delivered as of the day and year first above written.

                                       SELLERS
                                       -------

                                       AMERICAN HOME MORTGAGE CORP.


                                       By: /s/ Alan B. Horn
                                          ------------------
                                           Name: Alan B. Horn
                                           Title: Executive Vice President,
                                           General Counsel and Secretary


                                       Address for Notices:
                                       -------------------
                                       538 Broadhollow Road
                                       Melville, New York 11747
                                       Attention: Alan B. Horn, General Counsel
                                       Facsimile: (800) 209-7276
                                       Telephone: (516) 396-7703

                                       AMERICAN HOME MORTGAGE
                                          ACCEPTANCE, INC.

                                       By:  /s/ Alan B. Horn
                                          ------------------
                                          Name: Alan B. Horn
                                          Title: Executive Vice President,
                                          General Counsel and Secretary


                                       Address for Notices:
                                       -------------------
                                       538 Broadhollow Road
                                       Melville, New York 11747
                                       Attention: Alan B. Horn, General Counsel
                                       Facsimile: (800) 209-7276
                                       Telephone: (516) 396-7703

                                       AMERICAN HOME MORTGAGE
                                          INVESTMENT CORP.


                                       By:  /s/ Alan B. Horn
                                          -----------------------
                                          Name: Alan B. Horn
                                          Title: Executive Vice President,
                                          General Counsel and Secretary


                                       Address for Notices:
                                       -------------------
                                       538 Broadhollow Road
                                       Melville, New York 11747
                                       Attention: Alan B. Horn, General Counsel
                                       Facsimile: (800) 209-7276
                                       Telephone: (516) 396-7703


                                       AMERICAN HOME MORTGAGE
                                          HOLDINGS, INC.


                                       By:  /s/ Alan B. Horn
                                          ----------------------
                                          Name: Alan B. Horn
                                          Title: Executive Vice President,
                                          General Counsel and Secretary


                                       Address for Notices:
                                       -------------------
                                       538 Broadhollow Road
                                       Melville, New York 11747
                                       Attention: Alan B. Horn, General Counsel
                                       Facsimile: (800) 209-7276
                                       Telephone: (516) 396-7703

                                       AMERICAN HOME MORTGAGE
                                          SERVICING, INC.


                                       By:  /s/ Alan B. Horn
                                          ------------------
                                          Name: Alan B. Horn
                                          Title: Executive Vice President,
                                          General Counsel and Secretary


                                       Address for Notices:
                                       -------------------
                                       538 Broadhollow Road
                                       Melville, New York 11747
                                       Attention: Alan B. Horn, General Counsel
                                       Facsimile: (800) 209-7276
                                       Telephone: (516) 396-7703

                                       With a copy to:
                                       --------------
                                       4600 Regent Blvd.
                                       Suite 200
                                       Irving, Texas 75063
                                       Attention: David Friedman

                                       MORGAN STANLEY BANK,
                                         as a Buyer and as the Agent

                                       By: /s/ Andrew B. Neuberger
                                          ------------------------
                                           Name: Andrew B. Neuberger
                                           Title: Vice President


                                       Address for Notices:
                                       --------------------
                                       2500 Lake Park Boulevard
                                       West Valley City, Utah 84120
                                       Attention: Richard Felix


                                       with a copy to:
                                       --------------
                                       1221 Avenue of the Americas
                                       27th Floor
                                       New York, New York 10020
                                       Attention:  Paul Najarian
                                       Facsimile No.:  212-507-4780
                                       Telephone No.:  212-762-6397

                                       MORGAN STANLEY MORTGAGE
                                         CAPITAL INC., as a Buyer


                                       By: /s/ Andrew B. Neuberger
                                          ------------------------
                                       Name: Andrew B. Neuberger
                                       Title: Vice President


                                       Address for Notices:
                                       -------------------
                                       1221 Avenue of the Americas
                                       27th Floor
                                       New York, New York 10020
                                       Attention:  Paul Najarian
                                       Facsimile No.: 212-507-4780
                                       Telephone No.: 212-762-6397

                                                                      Schedule 1

                REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS

                   Part I. Eligible Residential Mortgage Loans

            As to each residential Eligible Mortgage Loan included in the Margin Base on a Purchase Date (and the related Mortgage, Mortgage Note, Assignment of Mortgage and Mortgaged Property), each Seller shall be deemed to make the following representations and warranties to the Agent and each Buyer as of the related Purchase Date and as of each date Recognized Value is determined or such other date as is specified herein (certain defined terms used herein and not otherwise defined in the Repurchase Agreement appearing in Part II to this
Schedule 1):

            (a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loan is complete, true and correct in all material respects.

            (b) Payments Current. All payments required to be made up to the Purchase Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan is delinquent nor has any payment under the Mortgage Loan been delinquent at any time since the origination of the Mortgage Loan. The first Monthly Payment shall be made, or shall have been made, with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note.

            (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage securing the Mortgage Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither any Seller nor the Qualified Originator from which any Seller acquired the Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one (1) month the Due Date of the first installment of principal and/or interest thereunder.

            (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of the Buyers, and which has been delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule.

            (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Mortgage Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated. No Seller has knowledge nor has it received any notice that any Mortgagor in respect of the Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding.

            (f) Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by the Sellers as of the date of origination consistent with the Underwriting Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Mortgage Loan, or (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1974. All such insurance policies (collectively, the "hazard insurance policy") contain a standard mortgagee clause naming the relevant Seller, its successors and assigns (including without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without thirty (30) calendar days' prior written notice to the mortgagee. No such notice has been sent or requested by any Seller. All premiums on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor's failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. No Seller has engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by any Seller.

            (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, laws with respect to unfair and deceptive lending practices and Predatory Lending Practices, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and each Seller shall maintain or shall cause its agent to maintain in its possession, available for the inspection of the Agent, and shall deliver to the Agent, upon demand, evidence of compliance with all such requirements.

            (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated (except to the senior mortgage in the case of a second lien loan) or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. No Seller has waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has any Seller waived any default resulting from any action or inaction by the Mortgagor.

            (i) Location and Type of Mortgaged Property. The Mortgaged Property is located in an Acceptable State as defined in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, a Cooperative Unit in a Cooperative Project, or a two- to four-family dwelling, or an individual condominium unit in a low-rise or high-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that any condominium unit or planned unit development shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings and that no residence or dwelling is a mobile home or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes.

            (j) Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected first or second lien on the real property included in the Mortgaged Property (which lien, in the case of each Mortgage which is not related to a HELOC Loan or a Second Lien Loan, is a first priority lien and (i) in the case of each Mortgage which is related to a HELOC Loan, is a first priority or second priority lien and (ii) in the case of each Second Lien Loan, is a second priority lien), including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

            (i) the lien of current real property taxes and assessments not yet due and payable;

            (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

            (iii) in the case where the Mortgage Loan is secured by a second mortgage lien on the Mortgaged Property (and represented on the Mortgage Loan Schedule as such), the lien of the Mortgage that is the first lien on such Mortgaged Property;

            (iv) only in the case of a HELOC Loan secured by a second lien mortgage loan, a first lien mortgage loan on the related fee in real property; and

            (v) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first or second lien and first or second priority security interest on the property described therein and such Seller has full right to sell and assign the same to the Buyer. Except with respect to Second Lien Loans and HELOC Loans secured by a second lien mortgage, the Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security interest creating a lien subordinate to the lien of the Mortgage.

            (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan. Each Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

            (l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and, except in the case of HELOC Mortgage Loans, there is no further requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

            (m) Ownership. Upon entering into the related Transaction, such Seller, or MERS as nominee for the Seller, is the sole owner and holder of the Mortgage Loan. The related Mortgage Note and Mortgage are not assigned or pledged, and such Seller has good, indefeasible and marketable title thereto, and has full right to transfer, pledge and assign the Mortgage Loan to the Agent, for the ratable benefit of the Buyers free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to assign, transfer and pledge each Mortgage Loan pursuant to this Repurchase Agreement and following the pledge of each Mortgage Loan, the Agent will hold such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Repurchase Agreement.

            (n) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state.

            (o) LTV. No Mortgage Loan (other than an Alternate `A' Mortgage Loan, Agency Eligible Mortgage Loan, California Program Mortgage Loan, Conduit Eligible Mortgage Loan, Interest-Only Mortgage Loan or Jumbo Mortgage Loan) has an LTV greater than 80%. No Alternate `A' Mortgage Loan has an LTV greater than 90%. No Interest-Only Mortgage Loan has an LTV greater than 95%. No Agency Eligible Mortgage Loan (other than California Program Mortgage Loans) has an LTV greater than 97%, no California Program Mortgage Loan has an LTV greater than 100% and no Conduit Eligible Mortgage Loan has an LTV greater than 90%; provided, that with respect to each Agency Eligible Mortgage Loan and each California Program Mortgage Loan with an LTV greater than 80% the excess over 80% is and will be insured as to payment defaults by a PMI Policy until the LTV of such Mortgage Loan is reduced to 80%. With respect to each Jumbo Mortgage Loan with an LTV greater than 80%, the excess over 80% is and will be insured as to payment defaults by a PMI Policy until the LTV of such Mortgage Loan is reduced to 80%. Without limitation of the foregoing, no Mortgage Loan has an LTV or CLTV greater than 100%.

            (p) Title Insurance. Other than each Cooperative Loan and HELOC Mortgage Loan secured by a second lien, the Mortgage Loan is covered by either
(i) an attorney's opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the relevant Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (j) of this Part I of Schedule 1, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The relevant Seller, its successors and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect while the Mortgage Loan is a Purchased Item subject to this Repurchase Agreement. No claims have been made under such lender's title insurance policy, and no prior holder or servicer of the related Mortgage, including any Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by any Seller.

            (q) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither such Seller nor its predecessors have waived any default, breach, violation or event of acceleration. With respect to each Mortgage Loan secured by a second lien on the Mortgaged Property, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under the prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and (iv) either
(A) the prior mortgage contains a provision that allows or (B) applicable law requires, the mortgagee under the Second Lien Loan to receive notice of, and affords such mortgagee an opportunity to cure, any default by payment in full or otherwise under the prior mortgage.

            (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.

            (s) Location of Improvements; No Encroachments. With respect to each Mortgage Loan other than a Cooperative Loan, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.

            (t) Origination; Payment Terms. The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. Except with respect to Interest-Only Mortgage Loans, principal payments on the Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate is adjusted, with respect to adjustable rate Mortgage Loans, on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest 0.125%), subject to the Mortgage Interest Rate Cap. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, which installments of interest, with respect to adjustable rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than 30 years from commencement of amortization. The due date of the first payment under the Mortgage Note is no more than sixty (60) days from the date of the Mortgage Note.

            (u) Customary Provisions. The Mortgage Note has a stated maturity. Other than a Cooperative Loan, the Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption (other than under the Servicemembers Civil Relief Act) available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

            (v) Conformance with Underwriting Guidelines and Agency Standards. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines. The Mortgage Note and Mortgage are on Fannie Mae or Freddie Mac uniform instruments or are on forms acceptable to Fannie Mae or Freddie Mac, and such Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used (other than exceptions acceptable to the Agent, in its sole discretion, in the case of Jumbo Mortgage Loans).

            (w) Occupancy of the Mortgaged Property or Cooperative Unit. As of the Purchase Date the Mortgaged Property or Cooperative Unit is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. No

Seller has received notification from any Governmental Authority that the Mortgaged Property or Cooperative Unit is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. No Seller has received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. The Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence.

            (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above.

            (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Custodian or the Buyers to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

            (z) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage (or a certified copy), the Assignment of Mortgage, if required, and any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan (other than Wet-Ink Mortgage Loans) have been delivered to the Custodian. A Seller or its agent is in possession of a complete, true and accurate Mortgage File in compliance with the Custodial Agreement, except for such documents the originals of which have been delivered to the Custodian. With respect to each Mortgage Loan for which a lost note affidavit has been delivered to the Custodian in place of the original Mortgage note, the related Mortgage
Note is no longer in existence, and, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan or of the related Mortgage by or on behalf of the Buyer will not be affected by the absence of the original Mortgage Note.

            (aa) Transfer of Mortgage Loans. With respect to each Mortgage Loan other than a Cooperative Loan, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. With respect to each Cooperative Loan, the UCC-3 assignment is in a form suitable for filing in the jurisdiction in which the Mortgaged Property is located.

            (bb) Due-On-Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property or Cooperative Unit, as applicable, is sold or transferred without the prior written consent of the mortgagee thereunder.

            (cc) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Sellers, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

            (dd) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. Except in the case of HELOC Mortgage Loans secured by a second lien, the lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

            (ee) Mortgaged Property Undamaged. The Mortgaged Property or Cooperative Unit is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to adversely affect the value of the Mortgaged Property or Cooperative Unit as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and no Seller has knowledge of any such proceedings.

            (ff) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination and collection practices used by the originator, each servicer of the Mortgage Loan and each Seller with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the relevant Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and (for Mortgage Loans other than Cooperative Loans) has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the relevant Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.

            (gg) Conversion to Fixed Interest Rate. With respect to adjustable rate Mortgage Loans, the Mortgage Loan is not convertible to a fixed interest rate Mortgage Loan.

            (hh) Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by any Seller or by any officer, director, or employee of any Seller or any designee of any Seller or any corporation in which any Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance.

            (ii) Servicemembers Civil Relief Act. The Mortgagor has not notified any Seller, and no Seller has knowledge, of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003 (formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940) or any similar state or local laws.

            (jj) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property or Cooperative Unit, as applicable, signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Sellers, who had no interest, direct or indirect in the Mortgaged Property or Cooperative Unit, as applicable, or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

            (kk) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and the relevant Seller maintains such statement in the Mortgage File.

            (ll) Construction or Rehabilitation of Mortgaged Property. Except for HELOC Loans, no Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.

            (mm) No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date (whether or not known to any Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of any Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay. In connection with the placement of any such insurance, no commission fee, or other compensation has been or will be received by the Seller or any designee of the Seller or any corporation which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance.

            (nn) Acceptable Investment. There are no circumstances or conditions with respect to the Mortgage Loan, the Mortgage Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan.

            (oo) Capitalization of Interest; Negative Amortization. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest. The Mortgage Loan does not contain any terms or provisions which would result in Negative Amortization.

            (pp) No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and no Seller has financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

            (qq) [Reserved]

            (rr) No Violation of Environmental Laws. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property of which the Seller is aware in which compliance with any environmental law, rule or regulation is an issue; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.

            (ss) Withdrawn Mortgage Loans. If the Mortgage Loan has been released to any Seller pursuant to a Request for Release as permitted under
Section 5(a) or (b) of the Custodial Agreement, then the promissory note relating to the Mortgage Loan was returned to the Custodian within thirty (30) calendar days (or if such thirtieth (30th) day was not a Business Day, the next succeeding Business Day). If the Mortgage Loan has been released to any approved third party purchaser pursuant to a Request for Release as permitted under
Section 5(c) of the Custodial Agreement, then the promissory note relating to the Mortgage Loan was returned to the Custodian within forty-five (45) calendar days (or if such forty-fifth (45th) day was not a Business Day, the next succeeding Business Day).

            (tt) Origination Date. The Origination Date is no earlier than nine
(9) months prior to the date the Mortgage Loan is first included in the Margin Base.

            (uu) No Exception. Except with respect to documents permitted to be delivered after the Purchase Date in connection a Wet-Ink Transaction, the Custodian has not noted any material exceptions on an Exception Report (as defined in the Custodial Agreement) with respect to the Mortgage Loan which would materially adversely affect the Mortgage Loan or the security interest granted in such Mortgage Loan by the Sellers in favor of the Agent for the ratable benefit of the Buyers.

            (vv) Qualified Originator. The Mortgage Loan has been originated by, and, if applicable, purchased by a Seller from, a Qualified Originator.

            (ww) The Mortgagor. The Mortgagor is one or more natural persons and/or an Illinois land trust or a "living trust" and such "living trust" is in compliance with Fannie Mae or Freddie Mac guidelines. In the event the Mortgagor is a trust, the trustee of such trust is a natural person and is an obligor under the Mortgage Note in his or her individual capacity.

            (xx) Mortgage Submitted for Recordation. The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

            (yy) Homeownership and Equity Protection Act; No High Cost Loans. No Mortgage Loan is (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994 as amended, or (b) a "high cost," "threshold," "covered," "predatory," "abusive," or similarly defined loan, including refinance loans, under any other Applicable Law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees), provided that any Mortgage Loan secured by a Mortgaged Property in Illinois characterized as a "threshold" loan shall not be a "high cost" loan unless it is characterized as "predatory" under applicable local law or (c) a "High Cost Loan" or "Covered Loan" as defined in the current S&P LEVELS(R) Glossary; the Company has implemented and conducted compliance procedures to determine if each Mortgage Loan is "high-cost" home loan under the Applicable Laws and performed a review of the disclosure provided to the related Mortgagor in accordance with such laws and the related Mortgage Note in order to determine that such Mortgage Loan, if subject to any such law, does not violate any such law. Any breach of this representation shall be deemed to materially and adversely affect the interests of the owner of the Mortgage Loan and shall require a repurchase of the affected Mortgage.

            (zz) Cooperative Loans. With respect to each Cooperative Loan, the Seller represents and warrants:

            (i) The Cooperative Loan is secured by a valid, subsisting, enforceable and perfected first lien on the Cooperative Shares issued to the related Mortgagor with respect to such Cooperative Loan. The lien of the Security Agreement is subject only to the Cooperative Corporation's lien against such corporation stock, shares or membership certificate for unpaid assessments of the Cooperative Corporation to the extent required by applicable law. Any Security Agreement, chattel mortgage or equivalent document related to and delivered in connection with the Cooperative Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Sellers has full right to sell and assign the same to the Agent, for the ratable benefit of the Buyers. The Cooperative Unit was not, as of the date of origination of the Cooperative Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Security Agreement.

            (ii) There is no proceeding pending or threatened for the total or partial condemnation of the building owned by the applicable Cooperative Corporation (the "Underlying Mortgaged Property"). The Underlying Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Underlying Mortgaged Property as security for the mortgage loan on such Underlying Mortgaged Property (the "Cooperative Mortgage") or the use for which the premises were intended.

            (iii) There is no default, breach, violation or event of acceleration existing under the Cooperative Mortgage or the mortgage note related thereto and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration.

            (iv) The Cooperative Corporation has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation. The Cooperative Corporation has requisite power and authority to (A) own its properties, and (B) transact the business in which it is now engaged. The Cooperative Corporation possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which is now engaged.

            (v) The Cooperative Corporation complies in all material respects with all applicable legal requirements. The Cooperative Corporation is not in default or violation of any order, writ, injunction, decree or demand of any governmental authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of the Cooperative Corporation.

            (vi) The Sellers has delivered to the Agent or its designee each of the following documents (collectively, the "Cooperative Repurchase Documents"): (A) the Cooperative Loan Note, duly endorsed in accordance with the endorsement requirements for Mortgage Notes set forth in this Repurchase Agreement, (B) the Security Agreement, (C) the Cooperative Shares accompanied by a stock power which authorizes the Agent to transfer the Cooperative Shares in the event of a default under the Cooperative Repurchase Documents, (D) the proprietary lease or occupancy agreement, accompanied by an assignment in blank of such proprietary lease, (E) a recognition agreement executed by the Cooperative Corporation, which requires the Cooperative Corporation to recognize the rights of the lender and its successors in interest and assigns, under the Cooperative Loan, accompanied by an assignment of such recognition agreement in blank, (F) UCC-1 financing statements with recording information thereon from the appropriate state and county recording offices if necessary to perfect the security interest of the Cooperative Loan under the Uniform Commercial Code in the state in which the Cooperative Project is located, accompanied by UCC-3 financing statements executed in blank for recordation of the change in the secured party thereunder, and (G) any guarantees, if applicable. The Cooperative Repurchase Documents are assignable to the Agent and its successors and assigns and have been duly assigned to the Agent, for the ratable benefit of eth Buyers, in accordance with this sub-section (vi).

            (vii) The Security Agreement contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Cooperative Shares of the benefits of the security provided thereby.

            (viii) As of the date of origination the related Cooperative Project is insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Cooperative Project is located.

            (aaa) Second Mortgages. With respect to each Mortgage Loan secured by a second lien on the related Mortgaged Property:

            (i) if the Loan-to-Value Ratio is higher than 70%, either the related first lien does not provide for a balloon payment or the maturity date of each Mortgage Loan with respect to which a first lien on the related Mortgaged Property provides for a balloon payment is prior to the maturity date of the mortgage loan relating to such first lien;

            (ii) the related first lien on any Mortgaged Property with respect to which the related Mortgage Loan secured by a second lien does not provide for negative amortization;

            (iii) either no consent for the Mortgage Loan secured by a second lien on the related Mortgaged Property is required by the holder of the related first lien or such consent has been obtained and is contained in the Mortgage File; and

            (iv) where required or customary in the jurisdiction in which the related Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the senior lienholder under the related First Lien, and the original lender has notified any senior lienholder in writing of the existence of the second lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder.

            (bbb) Adjustments. All of the terms of the related Mortgage Note pertaining to interest adjustments, payment adjustments and adjustments of the outstanding principal balance, if any, are enforceable and such adjustments on such Mortgage Loan have been made properly and in accordance with the provisions of such Mortgage Loan.

            (ccc) Leaseholds. No Mortgage Loan is secured by a long-term residential lease.

            (ddd) No Litigation Pending. There is no action, suit, proceeding or investigation pending, or to the Seller's knowledge threatened, that is related to the Mortgage Loan and likely to affect materially and adversely the servicing of such Mortgage Loan.

            (eee) FICO Scores. Each Mortgagor has a non-zero FICO score and a minimum FICO score of 620.

            (fff) No Arbitration Provisions. No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the related Mortgage Loan or the origination thereof.

            (ggg) Down Payment. The source of the down payment, if any, with respect to each Mortgage Loan has been fully verified by such Seller as and if required pursuant to the Underwriting Guidelines.

            (hhh) Broker Fees. With respect to any broker fees collected and paid on any of the Mortgage Loans, all broker fees have been properly assessed to the borrower and no claims will arise as to broker fees that are double charged and for which the borrower would be entitled to reimbursement.

                             Part II. Defined Terms

            In addition to terms defined elsewhere in the Repurchase Agreement, the following terms shall have the following meanings when used in this Schedule 1:

            "Acceptable State" means any state notified by the Sellers to the Agent from time to time and approved in writing by the Agent, which approval has not been revoked by the Agent in its sole discretion, any such notice of revocation to be given no later than ten (10) Business Days prior to its intended effective date.

            "ALTA" means the American Land Title Association.

            "Appraised Value" means the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

            "Best's" means Best's Key Rating Guide, as the same shall be amended from time to time.

            "Due Date" means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

            "Escrow Payments" means with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

            "Gross Margin" means with respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.

            "Index" means with respect to each adjustable rate Mortgage Loan, the index set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

            "Interest Rate Adjustment Date" means with respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

            "Monthly Payment" means the scheduled monthly payment of principal and interest on a Mortgage Loan as adjusted in accordance with changes in the Mortgage Interest Rate pursuant to the provisions of the Mortgage Note for an adjustable rate Mortgage Loan.

            "Mortgage Interest Rate" means the annual rate of interest borne on a Mortgage Note, which shall be adjusted from time to time with respect to adjustable rate Mortgage Loans.

            "Mortgage Interest Rate Cap" means with respect to an adjustable rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

            "Mortgage Loan" means a mortgage loan which the Custodian has been instructed to hold for the benefit of the Buyers pursuant to the Custodial Agreement, which Mortgage Loan includes, without limitation, (i) a Mortgage Note and related Mortgage and (ii) all right, title and interest of the Seller in and to the Mortgaged Property covered by such Mortgage.

            "Origination Date" shall mean, with respect to each Mortgage Loan, the date of the Mortgage Note relating to such Mortgage Loan, unless such information is not provided by the Sellers with respect to such Mortgage Loan, in which case the Origination Date shall be deemed to be the date that is forty
(40) days prior to the date of the first payment under the Mortgage Note relating to such Mortgage Loan.

            "PMI Policy" or "Primary Insurance Policy" means a policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

            "Qualified Insurer" means an insurance company duly qualified as such under the laws of the states in which the Mortgaged Property is located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by Fannie Mae and Freddie Mac and whose claims paying ability is rated in the two highest rating categories by any of the rating agencies with respect to primary mortgage insurance and in the two highest rating categories by Best's with respect to hazard and flood insurance.

            "Qualified Originator" means a Person who originates Mortgage Loans in accordance with the Sellers' origination policies and guidelines.

            "Servicing File" means with respect to each Mortgage Loan, the file retained by the Sellers consisting of originals of all documents in the Mortgage File which are not delivered to a Custodian and copies of the Mortgage Loan Documents set forth in Section 2 of the Custodial Agreement.

                                                                      Schedule 6
                                                                      ----------

                                   COMMITMENTS

          Buyer                                             Commitment

          Morgan Stanley Bank                              $ 500,000,000

          Morgan Stanley Mortgage Capital Inc.             $ 250,000,000
          ----------------------------------------------------------------------
                                              Total        $ 750,000,000